                                                                     EXHIBIT 4.1


                                 TBC CORPORATION

                       AMENDED AND RESTATED NOTE AGREEMENT



                                   $19,500,000

                     SERIES A SENIOR NOTES DUE JULY 10, 2003


                                   $11,000,000

                     SERIES B SENIOR NOTES DUE JULY 10, 2005


                                   $16,500,000

                     SERIES C SENIOR NOTES DUE JULY 10, 2008







                          DATED AS OF JANUARY 31, 2001

                                TABLE OF CONTENTS
                             (not part of agreement)

                                                                                Page
                                                                                ----
1.   THE NOTES....................................................................1

         1.1.  Background.........................................................1
         1.2.  Authorization of Amendment and Restatement.........................1

2.   AMENDMENT AND RESTATEMENT....................................................3

3.   CONDITIONS OF CLOSING........................................................4

         3.1.  Certain Documents..................................................4
         3.2.  Company Representations and Warranties; No Default.................5
         3.3.  Subsidiary Representations and Warranties; No Defaults.............5
         3.4.  Transactions Permitted by Applicable Laws..........................5
         3.5.  Payment of Fee.....................................................5
         3.6.  Intercreditor Agreement............................................5
         3.7.  Credit Agreement...................................................5
         3.8.  Security Agreements................................................5
         3.9.  Subsidiary Guarantees..............................................6
         3.10. Mortgage...........................................................6
         3.11. Evidence of Filing and Recording, etc..............................6
         3.12. Private Placement Numbers..........................................6
         3.13. Expenses...........................................................6
         3.14. Proceedings Satisfactory...........................................6

4.   PREPAYMENTS..................................................................6

         4.1.  Required Prepayments of Notes......................................7
         4.2.  Optional Prepayment With Yield-Maintenance Amount..................7
         4.3.  Notice of Optional Prepayment......................................7
         4.4.  Application of Required Prepayments................................8
         4.5.  Application of Optional Prepayments................................8
         4.6.  No Acquisition of Notes............................................8
         4.7.  Change in Control Prepayment.......................................8
         4.8.  Prepayment of Notes Pursuant to Debt Prepayment Application........11

5.   AFFIRMATIVE COVENANTS........................................................12

         5.1.  Financial Statements; Notice of Defaults...........................12
         5.2.  Notice of Certain Material Events..................................13
         5.3.  ERISA Notices......................................................14
         5.4.  Information Required by Rule 144A..................................14
         5.5.  Books and Records; Inspection of Property..........................14
         5.6.  Covenant Regarding New Subsidiaries................................15
         5.7.  Maintenance of Insurance...........................................15
         5.8.  Maintenance of Properties; Compliance with Laws....................15

         5.9.  Corporate Existence, etc.; Business................................15
         5.10. Payment of Taxes and Claims........................................16
         5.11. Use of Proceeds....................................................16
         5.12. Intercompany Loans; Payments.......................................16
         5.13. Maintenance of Most Favored Lender Status..........................16

6.   NEGATIVE COVENANTS...........................................................17

         6.1.  Financial Covenants................................................17
         6.2.  Limitation on Indebtedness.........................................18
         6.3.  Liens..............................................................20
         6.4.  Fundamental Changes................................................20
         6.5.  Investments, Loans, Advances, Guarantees and Acquisitions..........21
         6.6.  Hedging Agreements.................................................22
         6.7.  Transactions with Affiliates.......................................23
         6.8.  Restrictive Agreements.............................................23
         6.9.  Disclosure.........................................................23
         6.10. Sale of Assets.....................................................24
         6.11. Restricted Payments................................................24

7.   EVENTS OF DEFAULT............................................................24

         7.1.  Acceleration.......................................................24
         7.2.  Rescission of Acceleration.........................................28
         7.3.  Notice of Acceleration or Rescission...............................28
         7.4.  Other Remedies.....................................................28

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES....................................29

         8.1.  Organization.......................................................29
         8.2.  Financial Statements...............................................29
         8.3.  Actions Pending....................................................29
         8.4.  Outstanding Indebtedness...........................................29
         8.5.  Title to Properties................................................30
         8.6.  Taxes..............................................................30
         8.7.  Conflicting Agreements and Other Matters...........................30
         8.8.  Offering of Notes..................................................30
         8.9.  Margin Securities..................................................31
         8.10. ERISA..............................................................31
         8.11. Governmental Consent...............................................31
         8.12. Environmental Compliance...........................................31
         8.13. Disclosure.........................................................32
         8.14. Assets.............................................................32

9.   REPRESENTATIONS OF THE PURCHASERS............................................32

         9.1.  Nature of Purchase.................................................32
         9.2.  Source of Funds....................................................32

10.   DEFINITIONS; ACCOUNTING MATTERS.............................................33

         10.1.  Yield-Maintenance Terms...........................................33
         10.2.  Other Terms.......................................................34
         10.3.  Accounting Principles, Terms and Determinations...................47

11.   MISCELLANEOUS...............................................................47

         11.1.  Note Payments.....................................................47
         11.2.  Expenses..........................................................47
         11.3.  Consent to Amendments.............................................47
         11.4.  Form, Registration, Transfer and Exchange of Notes; Lost Notes....48
         11.5.  Persons Deemed Owners; Participations.............................49
         11.6.  Survival of Representations and Warranties; Entire Agreement......49
         11.7.  Successors and Assigns............................................49
         11.8.  Independence of Covenants; Severability; Descriptive Headings.....49
         11.9.  Notices...........................................................50
         11.10. Payments Due on Non-Business Days.................................50
         11.11. Minimum Interest Payable..........................................50
         11.12. Consent to Jurisdiction; Waiver of Immunities.....................51
         11.13. Satisfaction Requirement..........................................51
         11.14. Governing Law.....................................................51
         11.15. Counterparts......................................................51
         11.16. Binding Agreement.................................................52

                             Schedules and Exhibits

Purchaser Schedule

SCHEDULE 5.12     --       Intercompany Loans
SCHEDULE 6.2(b)   --       Existing Indebtedness and Guarantees
SCHEDULE 6.2(e)   --       Guarantees of Big O and its Subsidiaries
SCHEDULE 6.3      --       Existing Liens
SCHEDULE 6.4(e)   --       Disposition of Big O Property
SCHEDULE 6.5(b)   --       Existing Investments
SCHEDULE 6.8      --       Restrictive Agreements
SCHEDULE 6.10     --       Certain Dispositions of Assets
SCHEDULE 8.7      --       Conflicting Agreements
SCHEDULE 8.14     --       Assets of the Company and its Subsidiaries

Exhibit A1    --       Form of Amended and Restated Series A Note
Exhibit A2    --       Form of Amended and Restated Series B Note
Exhibit A3    --       Form of Amended and Restated Series C Note
Exhibit B     --       Form of Opinion of Company Counsel
Exhibit C     --       Form of Intercreditor Agreement
Exhibit D     --       Form of Subsidiary Guarantee
Exhibit E     --       Form of Subsidiary Security Agreement

                                 TBC CORPORATION
                             4770 HICKORY HILL ROAD
                            MEMPHIS, TENNESSEE 38141

                                                          As of January 31, 2001

The Prudential Insurance Company
  of America ("PRUDENTIAL")

c/o Prudential Capital Group
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346

Ladies and Gentlemen:

         The undersigned, TBC CORPORATION (herein called the "COMPANY"), hereby agrees with you as follows:

1.  THE NOTES.

         1.1. BACKGROUND. Pursuant to the Note Purchase and Private Shelf Agreement dated as of July 10, 1996 (the "EXISTING NOTE AGREEMENT"), the Company issued (a) $32,500,000 in aggregate principal amount of its 7.55% Series A Senior Notes, due July 10, 2003 (the "EXISTING SERIES A NOTES"), (b) $11,000,000 in aggregate principal amount of its 7.87% Series B Senior Notes, due July 10, 2005 (the "EXISTING SERIES B NOTES") and (c) $16,500,000 in aggregate principal amount of its 8.06% Series C Senior Notes, due July 10, 2008 (the "EXISTING SERIES C Notes" and, together with the Existing Series A Notes and the Existing Series B Notes, the "EXISTING NOTES"). The Existing Notes are substantially in the form of Exhibit A attached to the Existing Note Agreement. The aggregate principal amount of the Existing Series A Notes presently outstanding is $19,500,000; the aggregate principal amount of the Existing Series B Notes presently outstanding is $11,000,000 and the aggregate principal amount of the Existing Series C Notes presently outstanding is $16,500,000. The Company has requested that Prudential agree to amend various provisions of the Existing Note Agreement to enable the Company to enter into the Amended and Restated Credit Agreement, dated as of January 5, 2001 (the "CREDIT AGREEMENT") in replacement of the Existing Credit Agreement. Prudential has, subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, consented to such request in consideration of an increased rate of interest and other modifications. The mutual agreement of the parties as to such matters is set forth in the amendment and restatement of the Existing Note Agreement and the Existing Notes provided for in this Agreement.

         1.2. AUTHORIZATION OF AMENDMENT AND RESTATEMENT. The Company hereby authorizes, agrees and consents to the amendment and restatement in their entirety of the Existing Note Agreement and the Existing Notes as provided for herein.

                  (A) THE SERIES A NOTES. The Existing Series A Notes, as amended and restated by Exhibit A1 to this Agreement, shall be hereinafter referred to, individually as a "SERIES A NOTE" and, collectively, as the "SERIES A NOTES." The Company hereby authorizes the execution and delivery to Prudential of $19,500,000 in aggregate principal amount of the Series A Notes, which Series A Notes shall

                      (i) be substituted in the place of the Existing Series A Notes;

                      (ii)  be dated and bear interest from January 10, 2001;

                      (iii) mature on July 10, 2003;

                      (iv)  bear interest as provided therein; and

                      (v) be substantially in the form of Exhibit A1 attached to this Agreement.

                  The term "Series A Notes" as used herein shall include each Series A Note delivered pursuant to any provision of this Agreement, and each Series A Note delivered in substitution or exchange for any such Series A Note pursuant to any such provision.

                  (B) THE SERIES B NOTES. The Existing Series B Notes, as amended and restated by Exhibit A2 to this Agreement, shall be hereinafter referred to, individually as a "SERIES B NOTE" and, collectively, as the "SERIES B NOTES." The Company hereby authorizes the execution and delivery to Prudential of $11,000,000 in aggregate principal amount of the Series B Notes, which Series B Notes shall

                      (i) be substituted in the place of the Existing Series B Notes;

                      (ii)  be dated and bear interest from January 10, 2001;

                      (iii) mature on July 10, 2005;

                      (iv)  bear interest as provided therein; and

                      (v) be substantially in the form of Exhibit A2 attached to this Agreement.

                  The term "Series B Notes" as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement, and each Series B Note delivered in substitution or exchange for any such Series B Note pursuant to any such provision.

                  (C) THE SERIES C NOTES. The Existing Series C Notes, as amended and restated by Exhibit A3 to this Agreement, shall be hereinafter referred to, individually as a "SERIES C NOTE" and, collectively, as the "SERIES C NOTES." The Company hereby authorizes the execution and delivery to Prudential of $16,500,000 in aggregate principal amount of the Series C Notes, which Series C Notes shall

                      (i) be substituted in the place of the Existing Series C Notes;

                      (ii)  be dated and bear interest from January 10, 2001;

                      (iii) mature on July 10, 2008;

                      (iv)  bear interest as provided therein; and

                      (v) be substantially in the form of Exhibit A3 attached to this Agreement.

                  The term "Series C Notes" as used herein shall include each Series C Note delivered pursuant to any provision of this Agreement, and each Series C Note delivered in substitution or exchange for any such Series C Note pursuant to any such provision.

                  (D) THE NOTES. The Series A Notes, the Series B Notes and the Series C Notes (each a "SERIES") are herein sometimes collectively referred to as the "NOTES" and individually referred to as a "NOTE."

2.  AMENDMENT AND RESTATEMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 of this Agreement, Prudential, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in its entirety of the Existing Note Agreement by this Agreement, and, upon the satisfaction of such conditions precedent, the Existing Note Agreement shall be deemed so amended and restated. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, Prudential, by its execution of this Agreement, hereby agrees and consents to the amendment and restatement in their entirety of the Existing Notes and the substitution of the Notes therefor. On the Effective Date, the Company agrees, subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, to execute and deliver to Prudential the aggregate principal amount of Notes of each Series set forth opposite its name on the Purchaser Schedule attached hereto, in replacement of its Existing Notes (such transactions are hereinafter referred to collectively as the "AMENDMENT AND RESTATEMENT".) Contemporaneously with the receipt by Prudential of such Notes, Prudential agrees to re-deliver to the Company for cancellation the Existing Notes held by it. All amounts owing under and evidenced by the Existing Notes as of the Effective Date shall continue to be outstanding under, and shall after the Effective Date be evidenced by, the Notes, and shall be payable in accordance with this Agreement.

3.  CONDITIONS OF CLOSING.

         The amendment and restatement of the Existing Note Agreement and the Existing Notes, and the substitution of the Notes for the Existing Notes are subject to satisfaction of the following conditions. The failure of the Company to satisfy any such condition shall not operate to waive any right which Prudential may have against the Company.

         3.1.  CERTAIN DOCUMENTS.  Prudential shall have received the following:

                  (a) Certified copies of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of the Financing Documents to which it is a party and the amendment and restatement of the Existing Note Agreement, the amendment and restatement of the Existing Notes and the substitution of the Notes for the Existing Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

                  (b) Certified copies of the resolutions of the Board of Directors of each of Big O, Tire Kingdom, Big O Tire of Idaho, Inc., Carrolls, Inc., Big O Development, Inc., Big O Retail Enterprises, Inc., Northern States Tires, Inc., O Advertising, Inc., TBC International Inc., and TBC Retail Enterprises, Inc. (the "EFFECTIVE DATE SUBSIDIARY GUARANTORS") authorizing the execution and delivery of the Security Agreement and Effective Date Subsidiary Guarantee to which it is a party and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to such documents.

                  (c) A certificate of the Secretary or an Assistant Secretary and one other officer of each of the Company and each Effective Date Subsidiary Guarantor certifying the names and true signatures of the officers of the Company and each Effective Date Subsidiary Guarantor, as the case may be, authorized to execute the Financing Documents to which it is a party and the other documents to be delivered by it hereunder.

                  (d) Certified copies of the Certificate of Incorporation and By-laws of each of the Company and each Effective Date Subsidiary Guarantor.

                  (e) A favorable opinion of Thompson Hine & Flory L.L.P., counsel to the Company in form and substance satisfactory to Prudential and substantially in the form of Exhibit B attached hereto and as to such other matters as Prudential may reasonably request. The Company hereby directs such counsel to deliver such opinion and understands and agrees that Prudential will and is hereby authorized to rely on such opinion.

                  (f) A good standing certificate for each of the Company and each Effective Date Subsidiary Guarantor from the Secretary of State of its state of organization dated of a recent date and such other evidence of the status of the Company and each Effective Date Subsidiary Guarantor as Prudential may reasonably request.

                  (g) Additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by Prudential.

         3.2. COMPANY REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in Section 8 and in the Security Agreement executed by the Company shall be true on and as of the Effective Date. There shall exist on the Effective Date no Event of Default or Default (after giving effect to this Agreement and that certain waiver letter executed and delivered by Prudential on January 5, 2001); and the Company shall have delivered to Prudential an Officer's Certificate, dated the Effective Date, to both such effects.

         3.3. SUBSIDIARY REPRESENTATIONS AND WARRANTIES; NO DEFAULTS. The representations and warranties contained in each Effective Date Subsidiary Guarantee and in the Security Agreement executed by each Effective Date Subsidiary Guarantor shall be true on and as of the Effective Date.

         3.4. TRANSACTIONS PERMITTED BY APPLICABLE LAWS. The amendment and restatement of the Existing Note Agreement and the Existing Notes and the substitution of the Notes for the Existing Notes, and the execution, delivery and performance under each of the Security Agreements and each of the Effective Date Subsidiary Guarantees, all on the terms and conditions herein provided, shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject Prudential to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and Prudential shall have received such certificates or other evidence as it may request to establish compliance with this condition.

         3.5. PAYMENT OF FEE. The Company shall have paid to Prudential, as consideration for Prudential's consent to the Amendment and Restatement, and the other transactions provided for herein, a fee (the "CLOSING FEE") equal to $75,000. The Closing Fee shall have been paid in immediately available funds to the account of Prudential as specified in the Purchaser Schedule.

         3.6. INTERCREDITOR AGREEMENT. Prudential and each lending institution party to the Credit Agreement shall have executed and delivered (in each capacity in which it is a party to the Credit Agreement) an amended and restated intercreditor agreement in the form of Exhibit C hereto.

         3.7. CREDIT AGREEMENT. The Credit Agreement shall be acceptable to Prudential in all respects and shall have been executed and delivered by all parties thereto, and the Company shall have delivered to Prudential a copy of the executed Credit Agreement, together with an Officer's Certificate certifying that such copy is true, correct and complete.

         3.8. SECURITY AGREEMENTS. Prudential shall have received an originally executed counterpart of each Security Agreement (or Amended and Restated Security Agreement, as the case may be), dated as of January 5, 2001, together with all schedules and exhibits thereto, in respect of each of the Company (the "COMPANY SECURITY AGREEMENT") and the

Effective Date Subsidiary Guarantors (together with any Security Agreement executed after the Effective Date by a Subsidiary in accordance with Section 5.6, the "SUBSIDIARY SECURITY AGREEMENTS;" and together with the Company Security Agreement, the "SECURITY AGREEMENTS"), each in form and substance satisfactory to Prudential.

         3.9. SUBSIDIARY GUARANTEES. Prudential shall have received an originally executed counterpart of each Subsidiary Guarantee (or Amended and Restated Subsidiary Guarantee, as applicable), dated as of January 5, 2001, from each of the Effective Date Subsidiary Guarantors, in form and substance satisfactory to Prudential (the "EFFECTIVE DATE SUBSIDIARY GUARANTEES").

         3.10. MORTGAGE. Prudential shall have received a copy of the originally executed Mortgage which was filed or recorded in the appropriate jurisdiction(s).

         3.11. EVIDENCE OF FILING AND RECORDING, ETC. Prudential shall have received evidence satisfactory to it that all Security Agreements and UCC-1 Financing Statements have been properly filed in, and that the Mortgage has been properly recorded in, each jurisdiction or location where such filing or recording is appropriate in the reasonable judgment of Prudential and its special counsel, and that such filings and recording are sufficient to perfect a valid, first priority Lien (subject in each case to any Liens permitted by Section 6.3) in the collateral to which they relate.

         3.12. PRIVATE PLACEMENT NUMBERS. The Company shall have obtained or caused to be obtained private placement numbers for the Series A Notes, the Series B Notes and the Series C Notes from CUSIP Service Bureau of Standard & Poor's, a division of McGraw-Hill, Inc., and Prudential shall have been informed of such private placement numbers.

         3.13. EXPENSES. All fees and disbursements required to be paid pursuant to Section 11.2 hereof shall have been paid in full.

         3.14. PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the Amendment and Restatement and all documents and papers relating thereto shall be satisfactory to Prudential and its special counsel. Prudential and its special counsel shall have received copies of such documents and papers as it or they may reasonably request in connection therewith, all in form and substance satisfactory to Prudential and its special counsel.

4.  PREPAYMENTS.

         The Notes shall be subject to required prepayment as and to the extent provided in Section 4.1. The Notes shall also be subject to prepayment under the circumstances set forth in Section 4.2, Section 4.7 and Section 4.8. Any prepayment made by the Company pursuant to any other provision of this Section 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in Section 4.1.

         4.1.  REQUIRED PREPAYMENTS OF NOTES.

                  (A) SERIES A NOTES. The Company shall apply to the prepayment of the Series A Notes, without Yield-Maintenance Amount, the sum of $6,500,000 on July 10, 2001, and the sum of $3,250,000 on January 10,
         2002, July 10, 2002 and January 10, 2003, and such principal amounts of the Series A Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series A Notes, together with interest accrued thereon, shall become due on the maturity date of the Series A Notes.

                  (B) SERIES B NOTES. The Company shall apply to the prepayment of the Series B Notes, without Yield-Maintenance Amount, the sum of $2,750,000 on January 10, 2004, July 10, 2004 and January 10, 2005, and
         such principal amount of the Series B Notes, together with interest thereon to such payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series B Notes, together with interest accrued thereon, shall become due on the maturity date of the Series B Notes.

                  (C) SERIES C NOTES. The Company shall apply to the prepayment of the Series C Notes, without Yield-Maintenance Amount, the sum of $2,750,000 on January 10 and July 10 in each of the years 2006 and 2007, and on January 10, 2008, and such principal amounts of the Series C Notes, together with interest thereon to such payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series C Notes, together with interest accrued thereon, shall become due on the maturity date of the Series C Notes.

         4.2. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE AMOUNT. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $100,000 and in a minimum amount of $1,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of the Notes pursuant to this
Section 4.2 shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

         4.3. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note to be prepaid pursuant to Section 4.2 irrevocable written notice of such prepayment not less than 10 Business Days prior to the prepayment date, specifying such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of the Notes held by such holder to be prepaid on that date and that such prepayment is to be made pursuant to
Section 4.2. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to Section 4.2, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Purchaser Schedule attached hereto.

         4.4. APPLICATION OF REQUIRED PREPAYMENTS. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes of any Series pursuant to Section 4.1, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this Section 4.4 only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to Section 4.1 or 4.2) according to the respective unpaid principal amounts thereof.

         4.5. APPLICATION OF OPTIONAL PREPAYMENTS. In the case of each prepayment pursuant to Section 4.2 of less than the entire unpaid principal amount of all outstanding Notes, the amount to be prepaid shall be applied pro rata to all outstanding Notes of all Series (including, for the purpose of this Section 4.5 only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to Section 4.1 or 4.2) according to the respective unpaid principal amounts thereof.

         4.6. NO ACQUISITION OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to Section 4.1 or 4.2 or upon acceleration of such final maturity pursuant to Section 7.1), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder.

         4.7. CHANGE IN CONTROL PREPAYMENT.

                  (A) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within three Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event (including a description of the terms thereof in sufficient detail to enable a holder of Notes to evaluate the merits thereof) to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 4.7(b). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in Section 4.7(c) and shall be accompanied by the certificate described in Section 4.7(g).

                  (B) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Control unless

                           (i) at least 30 days prior to such action it shall
                  have given to each holder of Notes written notice (including a description of the terms of such Change in Control in sufficient detail to enable a holder of Notes to evaluate the merits thereof) containing and constituting an offer to prepay Notes as described in Section 4.7(c), accompanied by the certificate described in Section 4.7(g), and

                           (ii) contemporaneously with consummating or
                  finalizing the Change in Control, it prepays all Notes required to be prepaid in accordance with this Section 4.7.

                  (C) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by Section 4.7(a) and Section 4.7(b) shall be an offer to prepay, in accordance with and subject to this Section 4.7, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by
         Section 4.7(a), such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

                  (D) ACCEPTANCE. A holder of Notes may accept the offer to prepay made pursuant to this Section 4.7 by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 4.7 shall be deemed to constitute an acceptance of such offer by such holder.

                  (E) PREPAYMENT.

                           (i) If no Default or Event of Default exists and is
                  continuing on the date prepayment is made pursuant to this
                  Section 4.7, prepayment of the Notes to be prepaid pursuant to this Section 4.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.

                           (ii) If a Default or Event of Default exists and is
                  continuing on the date prepayment is made under this Section 4.7, prepayment of the Notes to be prepaid under this Section
                  4.7 shall be at 100% of the principal amount of such Notes, plus the Yield-Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment in accordance with this Section 4.7(e)(ii), the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield-Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount.

         Prepayment shall be made on the Proposed Prepayment Date except as provided in Section 4.7(f).

                  (F) DEFERRAL OF OBLIGATION TO PURCHASE. The obligation of the Company to prepay Notes pursuant to the offers accepted in accordance with Section 4.7(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on or before the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of

                           (i) any such deferral of the date of prepayment,

                           (ii) the date on which such Change in Control and the
                  prepayment are expected to occur, and

                           (iii) any determination by the Company that efforts
                  to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 4.7 in respect of such Change in Control shall be deemed rescinded).

         Notwithstanding the foregoing, in the event that any Change in Control does not occur within ninety (90) days of the Proposed Prepayment Date in respect thereof, any holder of Notes may, upon written notice to the Company, rescind its acceptance of an offer made pursuant to this
         Section 4.7 in respect of such Change in Control.

                  (G) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 4.7 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying:

                           (i) the Proposed Prepayment Date;

                           (ii) that such offer is made pursuant to this
                  Section 4.7;

                           (iii) the principal amount of each Note offered to
                  be prepaid;

                           (iv) the last date upon which the offer can be
                  accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in
                  Section 4.7(d);

                           (v) whether a Default or Event of Default exists and
                  is continuing, or is expected to exist and be continuing on the Proposed Prepayment Date, and the nature and duration of any such existing or projected Default or Event of Default together with calculations (if applicable) in reasonable detail used in determining that such Default or Event of Default exists or is projected to exist;

                           (vi) if a Default or Event of Default is projected to
                  exist and be continuing on the Proposed Prepayment Date, the estimated Yield-Maintenance Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation;

                           (vii) the interest that would be due on each Note
                  offered to be prepaid, accrued to the Proposed Prepayment
                  Date;

                           (viii) that the conditions of this Section 4.7 have
                  been fulfilled; and

                           (ix) in reasonable detail, the nature and date or
                  proposed date of the Change in Control.

                  (H) The amount of each payment of the principal of the Notes made pursuant to this Section 4.7 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section
         4.7 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

         4.8.  PREPAYMENT OF NOTES PURSUANT TO DEBT PREPAYMENT APPLICATION.

                  (A) In the event that and on each occasion on which any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Company shall, within three Business Days after such Net Proceeds are received, prepay the principal of the Bank Term Loans and the Notes in an aggregate amount equal to such Net Proceeds, such prepayment to be effected in each case in the manner and to the extent specified in clause (b) of this Section 4.8.

                  (B) Prepayments pursuant to this Section 4.8 shall be applied to prepay the Bank Term Loans and the Notes. Any prepayment of the Bank Term Loans and the Notes pursuant to this Section 4.8 shall be applied
         (x) to each Bank Term Loan and the Notes, pro rata in the same proportions as the then balance of each Bank Term Loan and the Notes bears to the total balance of all Bank Term Loans plus the Notes and
         (xx) with respect to each, to the latest maturing installments thereof.

                  (C) PREPAYMENT.

                           (i) If no Default or Event of Default exists and is
                  continuing on the date prepayment is made pursuant to this
                  Section 4.8, prepayment of the Notes to be prepaid pursuant to this Section 4.8 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment.

                           (ii) If a Default or Event of Default exists and is
                  continuing on the date prepayment is made under this Section 4.8, prepayment of the Notes to be prepaid under this Section
                  4.8 shall be at 100% of the principal amount of such Notes, plus the Yield-Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield-Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount.

5.  AFFIRMATIVE COVENANTS.

         The Company covenants that on and after the Effective Date and so long as any of the Notes shall be outstanding:

         5.1. FINANCIAL STATEMENTS; NOTICE OF DEFAULTS. The Company covenants that it will deliver to each holder of any Notes in duplicate:

                  (a) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (other than the Fiscal Quarter ending in December), consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (c) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (a) with respect to consolidated statements;

                  (b) as soon as practicable and in any event within 90 days after the end of each Fiscal Year, consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided, however, that delivery pursuant to clause (c) below of copies of the Annual Report on Form 10-K of the Company for such Fiscal Year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (b) with respect to consolidated statements;

                  (c) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (d) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; and

                  (e) with reasonable promptness, such other financial data as such holder may reasonably request.

         Together with each delivery of financial statements required by clauses
(a) and (b) above, the Company will deliver to each holder of any Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of Sections 6.1(a) through (f) and stating (i) that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto, and (ii) whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 8.2 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Officer's Certificate. Together with each delivery of financial statements required by clause (b) above, the Company will deliver to each holder of any Notes a certificate of the accountants referred to in such clause stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         5.2. NOTICE OF CERTAIN MATERIAL EVENTS. The Company will furnish to each holder of Notes written notice of the following as soon as practicable and in any event no later than the Business Day immediately following any day on which any Responsible Officer obtains knowledge thereof:

                  (a) the existence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary or Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section 5.2 shall be accompanied by an Officer's Certificate setting forth the nature and period of existence thereof and what action the Company has taken or proposes to take with respect thereto.

         5.3. ERISA NOTICES. In the event it or any Subsidiary has participated, now participates or will participate in any Plan or Multiemployer Plan, the Company covenants that it and any such Subsidiary will deliver to each holder of any Note: (a) promptly and in any event within 10 days after it knows or has reason to know of the occurrence of a reportable event (as defined in section 4043(b) of ERISA and the regulations thereunder) with respect to a Plan, a copy of any materials required to be filed with the PBGC with respect to such reportable event, together with a statement of the chief financial officer of the Company setting forth details as to such reportable event and the action which the Company proposes to take with respect thereto; (b) at least 10 days prior to the filing by any plan administrator of a Plan which is a defined benefit plan subject to Title IV of ERISA of a notice of intent to terminate such Plan, a copy of such notice; (c) promptly upon the reasonable request of a Significant Holder, and in no event more than 10 days after such request, copies of each annual report on Form 5500 that is filed with the Internal Revenue Service, together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such Form 5500; (d) promptly and in any event within 10 days after it knows or has reason to know of any event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of the Company describing such event or condition; (e) promptly and in no event more than 10 days after its or any ERISA Affiliate's receipt thereof, the notice concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (f) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this Section 5.3 shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

         5.4. INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this Section 5.4, the term "QUALIFIED INSTITUTIONAL BUYER" shall have the meaning specified in Rule 144A under the Securities Act.

         5.5. BOOKS AND RECORDS; INSPECTION OF PROPERTY. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

         5.6. COVENANT REGARDING NEW SUBSIDIARIES. If at any time the Company or any Subsidiary incorporates, creates or otherwise acquires a new Subsidiary, then the Company will promptly deliver to each holder of Notes a duly executed Subsidiary Guarantee of such Subsidiary, in the form of Exhibit D, and otherwise in form satisfactory to the Required Holders, and a duly executed Security Agreement of such Subsidiary, in the form of Exhibit E. With each such Subsidiary Guarantee and Security Agreement delivered pursuant to this Section 5.6, the Company shall deliver to each holder of Notes such documents as may be required pursuant to such Subsidiary Guarantee and Security Agreement and such resolutions, opinions of counsel and other supporting documents as any such holder may reasonably request.

         5.7. MAINTENANCE OF INSURANCE. The Company covenants that it and each of its Subsidiaries will maintain, with responsible insurers, insurance with respect to its properties and business against such casualties, liabilities, risks, contingencies and hazards (including, but not limited to, product liability, public liability and business interruption) and in such amounts as is customary in the case of similarly situated corporations engaged in the same or similar businesses and together with each delivery of financial statements under clause (b) of Section 5.1, it will deliver an Officers' Certificate specifying the details of such insurance in effect. Insurance required by this Section 5.7 shall be with insurers rated A or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Holders.

         5.8. MAINTENANCE OF PROPERTIES; COMPLIANCE WITH LAWS. The Company covenants that it will, and will cause each of its Subsidiaries to, (a) (i) maintain or cause to be maintained in good repair, working order and condition, reasonable wear and tear excepted, all properties necessary at that time in its business, and (ii) from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof and; and (b) comply with all applicable (i) laws (including Environmental and Safety Laws) rules, regulations, decrees and orders of all federal, state, local or foreign courts or governmental agencies, authorities, instrumentalities or regulatory bodies and (ii) rules, regulations and requirements necessary to maintain its operating and business licenses, authorizations and permits, noncompliance with which could reasonably be expected to result in a Material Adverse Effect.

         5.9. CORPORATE EXISTENCE, ETC.; BUSINESS. The Company covenants that it will, and will cause each of its Subsidiaries to, preserve and keep in full force and effect at all times its corporate existence, and the permits, licenses, franchises and other rights material to its business, provided that the foregoing shall not prohibit any merger, consolidation, liquidation, or dissolution permitted under Section 6.4. The Company covenants that it will not, and will not permit any Subsidiary to, engage to any material extent in any business not reasonably related to the distribution of tires and other products in the automotive replacement market.

         5.10. PAYMENT OF TAXES AND CLAIMS. The Company covenants that it will, and will cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and (i) which by law have or might become a Lien upon any of its properties or assets or (ii) where the failure to pay could have a Material Adverse Effect; provided, that with respect to all of the above no such charge or claim need be paid if subject to a Good Faith Contest.

         5.11. USE OF PROCEEDS. No part of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

         5.12. INTERCOMPANY LOANS; PAYMENTS. The Company agrees with each holder of Notes that (i) any payments made by a Subsidiary Guarantor in reduction of its obligation under the Subsidiary Guarantee executed by it, shall reduce dollar for dollar its total obligation to the Company for repayment of any Intercompany Loans, (ii) it will require that any payments made by a Subsidiary Guarantor that is a direct Wholly-Owned Subsidiary of another Wholly-Owned Subsidiary of the Company, in reduction of its obligation under the Subsidiary Guarantee executed by it, shall reduce dollar for dollar its total obligation for repayment of any Intercompany Loans owed to its sole shareholder, (iii) except as set forth in Schedule 5.12, it will not demand, enforce or accept any payments on account of any Intercompany Loans owed to the Company by any Subsidiary Guarantor at a time when such Subsidiary Guarantor is insolvent or if such payments could reasonably be expected to render such Subsidiary Guarantor insolvent, to leave it with unreasonably small capital for the business in which it is engaged and in which it intends to engage, or to leave it unable to pay its other Indebtedness as the same matures.

         5.13. MAINTENANCE OF MOST FAVORED LENDER STATUS. The Company hereby acknowledges and agrees that if the Company or any Subsidiary shall enter into any amendment to the Credit Agreement which provides for the benefit of the lenders thereunder any financial covenants or negative covenants which are more favorable to such lenders than the covenants provided for in Section 6 hereof for the benefit of the holders of the Notes then, and in each and any such event, the covenants in this Agreement shall be and shall be deemed to be, notwithstanding Section 11.3 and without any further action on the part of the Company or any other Person being necessary or required, amended to afford the holders of the Notes the same benefits and rights as such amendments provide the lenders thereof. The Company will promptly deliver to each holder of Notes a copy of each such amendment, or any waiver or modification of the Credit Agreement, entered into after the date hereof. Notwithstanding the foregoing, the Company agrees to enter into such documentation as the Required Holders may reasonably request to evidence the amendments provided for in this Section 5.13.

6.  NEGATIVE COVENANTS.

         The Company covenants that on and after the Effective Date and so long as any of the Notes shall be outstanding:

         6.1.  FINANCIAL COVENANTS.  The Company will not at any time permit:

               (A) FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio (measured at the end of each Fiscal Quarter for the then most recently ended four Fiscal Quarters) to be less than (i) at any time up to and including December 31, 2003, 1.15 to 1.0 and (ii) at any time after December 31, 2003, 1.25 to 1.0. "FIXED CHARGE COVERAGE RATIO" shall mean, as of the last day of any Fiscal Quarter of the Company, the ratio of (a) EBITDA for the period of four completed Fiscal Quarters of the Company ending on the last day of such Fiscal Quarter to (b) Fixed Charges for such period.

               (B) TOTAL LIABILITIES TO TANGIBLE NET WORTH. The ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth (measured at the end of each Fiscal Quarter) to exceed the amount set forth in the table below:

               ---------------------------------------------------------------------------
                           FISCAL QUARTER ENDING                               RATIO
               ---------------------------------------------------------------------------
               March 31, 2001, June 30, 2001, September 30,                 3.20 to 1.0
               2001 and December 31, 2001
               ---------------------------------------------------------------------------
               March 31, 2002, June 30, 2002, September 30,                 2.75 to 1.0
               2002 and December 31, 2002
               ---------------------------------------------------------------------------
               March 31, 2003, and any Fiscal Quarter ending                2.50 to 1.0
               thereafter
               ---------------------------------------------------------------------------

               (C) MAXIMUM LEVERAGE RATIO. The Leverage Ratio to be greater than the amount set forth in the table below:

              ----------------------------------------------------------------------------
                                 FISCAL QUARTER ENDING                     RATIO
              ----------------------------------------------------------------------------
              March 31, 2001, June 30, 2001, September 30,               3.25 to 1.0
              2001 and December 31, 2001
              ----------------------------------------------------------------------------
              March 31, 2002, June 30, 2002, September 30,               3.00 to 1.0
              2002 and December 31, 2002
              ----------------------------------------------------------------------------
              March 31, 2003, June 30, 2003, September 30,               2.75 to 1.0
              2003 and December 31, 2003
              ----------------------------------------------------------------------------
              March 31, 2004, June 30, 2004, September 30,               2.50 to 1.0
              2004 and December 31, 2004
              ----------------------------------------------------------------------------
              March 31, 2005, and any Fiscal Quarter                     2.25 to 1.0
              ending thereafter
              ----------------------------------------------------------------------------

         "LEVERAGE RATIO" at any time means the ratio of Consolidated Funded Indebtedness as of the end of the then most recent Fiscal Quarter to the aggregate EBITDA for the period of four Fiscal Quarters most recently ended, including any adjustments based on Acceptable Acquisitions and dispositions as provided in the definition of EBITDA.

               (D) GUARANTORS' MINIMUM NET WORTH. As of the end of any Fiscal Quarter, (i) the Net Worth of Big O to be less than $60,000,000, (ii) the Net Worth of Carroll's Inc. to be less than $30,000,000 and (iii) the Net Worth of Tire Kingdom to be less than $36,000,000 plus, for each such Subsidiary, 50% of its positive consolidated net income for each Fiscal Quarter, after taxes and after extraordinary items as determined on a consolidated basis for such Subsidiary in accordance with GAAP.

               (E) ADJUSTED DEBT TO EBITDAR. The ratio of (i) Consolidated Adjusted Debt to (ii) EBITDAR at the end of any Fiscal Quarter, to be greater than the amount set forth in the following table:

              --------------------------------------------------------------------------
                               FISCAL QUARTER ENDING                         RATIO
              --------------------------------------------------------------------------
              March 31, 2001, June 30, 2001, September 30, 2001           5.00 to 1.0
               and December 31, 2001
              --------------------------------------------------------------------------
              March 31, 2002, June 30, 2002, September 30, 2002           4.75 to 1.0
              and December 31, 2002
              --------------------------------------------------------------------------
              March 31, 2003, June 30, 2003, September 30, 2003           4.50 to 1.0
              and December 31, 2003
              --------------------------------------------------------------------------
              March 31, 2004, June 30, 2004, September 30, 2004           4.00 to 1.0
              and December 31, 2004
              --------------------------------------------------------------------------
              March 31, 2005, and any Fiscal Quarter                      3.75 to 1.0
              ending thereafter
              --------------------------------------------------------------------------

         For purposes of this Section 6.1(e) "CONSOLIDATED ADJUSTED DEBT" shall mean, at the end of any Fiscal Quarter, Consolidated Funded Indebtedness as of the end of such Fiscal Quarter, plus eight times the rental payments made by the Company and its Subsidiaries during the period of four completed Fiscal Quarters then most recently ended.

               (F) ASSET TEST. The ratio of the sum of consolidated accounts receivable and inventories to Consolidated Funded Indebtedness as at the end of any Fiscal Quarter to be less than 1.35 to 1.

         6.2. LIMITATION ON INDEBTEDNESS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) (i) Indebtedness created hereunder and Guarantees executed pursuant to this Agreement, and (ii) Indebtedness and Guarantees under the Credit Agreement in an aggregate principal amount not exceeding $160,000,000;

                  (b) Indebtedness and Guarantees existing on the date hereof and set forth on Schedule 6.2(b) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof over the amount set forth in respect of such Indebtedness on Schedule 6.2(b);

                  (c) Indebtedness owed to the Company by any of its Wholly-Owned Subsidiaries, or owed to a Subsidiary Guarantor by any of its Wholly-Owned Subsidiaries, that in each case is permitted under
         Section 6.5(c), and Indebtedness owed by the Company to any of its Wholly-Owed Subsidiaries, or by a Subsidiary Guarantor to any of its Wholly-Owned Subsidiaries, that in each case is permitted under Section 6.5(i);

                  (d) Guarantees and Indebtedness arising in connection with Synthetic Leases, in an aggregate principal amount not exceeding $11,000,000;

                  (e) Guarantee obligations entered into by Big O or its Subsidiaries on behalf of its franchisees, other than Guarantees related to Synthetic Leases, inclusive of those existing Guarantee obligations listed on Schedule 6.2(e), provided that the aggregate principal amount of such guaranteed obligations plus the aggregate principal amount of loans permitted under Section 6.5(i) at no time exceeds $20,000,000;

                  (f) Indebtedness which becomes such as a result of an Acceptable Acquisition, including such Indebtedness that is assumed or becomes the subject of a Guarantee, but not extensions, renewals or replacements thereof; provided, that such Indebtedness is not created in contemplation of or in connection with such Acceptable Acquisition;

                  (g) Guarantees by any of the Company or any Subsidiary Guarantor of Indebtedness of its Wholly-Owned Subsidiaries, provided such Indebtedness is otherwise permitted pursuant to this Section 6.2;

                  (h) Guarantee obligations entered into by (x) any of the Company, or any Guarantor, of obligations of its Wholly-Owned Subsidiaries to Persons other than their Affiliates, which obligations are incurred by them in the ordinary course of business and do not constitute Indebtedness, such as trade accounts payable, customer advances, accrued expenses and lease payments that do not constitute Indebtedness, and (y) any of the Company, or any Subsidiary Guarantor, of obligations of Persons other than Subsidiaries and their Affiliates, provided that the aggregate principal amount of the guaranteed obligations under clause (y) plus the aggregate amount of the investments permitted under Section 6.5(d) at no time exceeds $15,000,000; and

                  (i) other Indebtedness not otherwise permitted by clauses (a) through (h) of this Section 6.2 in an aggregate principal amount not to exceed $8,000,000 at any time outstanding.

         6.3. LIENS. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it or any of its Subsidiaries, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth on Schedule 6.3; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof over the amount set forth on
         Schedule 6.3;

                  (c) any Lien, other than a Lien securing a Synthetic Lease permitted under Section 6.2(d), existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary , as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary; (iii) such Lien secures Indebtedness permitted by Section 6.2(i) and (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                  (d) Liens, other than Liens securing Synthetic Leases permitted under Section 6.2(d), on fixed or capital assets acquired by the Company or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.2(i), (ii) such Liens and the Indebtedness secured thereby are incurred prior to such acquisition or simultaneously therewith, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such fixed or capital assets,
         (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary; and (v) the aggregate Indebtedness secured by all such Liens does not exceed $3,000,000; and

                  (e) Liens securing Synthetic Leases permitted under
         Section 6.2(d).

         6.4. FUNDAMENTAL CHANGES. The Company will not, nor will it permit any of its Subsidiaries to merge or consolidate with or into any other Person, or permit any other Person to merge into or with it or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of the stock of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve itself or any of its Subsidiaries, except that, if at the time of any such event and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing:

                  (a) any Wholly-Owned Subsidiary may merge or consolidate with or into the Company or into another Wholly-Owned Subsidiary;

                  (b) any Wholly-Owned Subsidiary may sell, transfer, lease or otherwise dispose of any portion of its assets to the Company or to another Wholly-Owned Subsidiary;

                  (c) any Wholly-Owned Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes;

                  (d) Big O may sell retail stores and related assets to its franchisees in the ordinary course of business;

                  (e) Big 0 and Big O Retail Enterprises, Inc. shall be permitted to lease, sell and otherwise dispose of its property in connection with Synthetic Leases, in the ordinary course of business, and to dispose of the property described in Schedule 6.4(e);

                  (f) Acceptable Acquisitions shall be permitted; and

                  (g) the disposal of all or any portion of the stock or assets of Northern States Tire, Inc., to any Person shall be permitted.

         6.5. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Company will not, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments by any of the Company and its Subsidiaries existing on the date hereof in the capital stock of their respective Subsidiaries and other existing investments and loans as otherwise described in Schedule 6.5(b);

                  (c) loans or advances made by the Company or any Guarantor to any of its Wholly-Owned Subsidiaries that is also a Guarantor;

                  (d) loans and advances to, purchases of equity interests in and contributions to the capital of Joint Ventures and other Persons, provided that the aggregate amount of such investments, plus the aggregate amount of the obligations guaranteed pursuant to Section 6.2(h)(y), shall not exceed $15,000,000 at any one time; (it being understood that profits and losses of Joint Ventures that are passed through to its equity holders shall not be included in the calculation of the aggregate amount of such investments);

                  (e) evidences of Indebtedness representing amounts formerly constituting accounts receivable owed to the Company or any Subsidiary in the ordinary course of business;

                  (f) Guarantees permitted under Sections 6.2(d), (e) and (f) and Guarantees of Indebtedness that are permitted under Section 6.2(g);

                  (g) Any Acquisition completed prior to the date of this Agreement, and any separate individual Acquisition completed after such date which has been either (i) approved by the Board of Directors of the corporation, or the comparable or appropriate body of any other Person, which is the subject of such Acquisition or (ii) recommended by such Board to the shareholders of such corporation, or by such other body to the equity holders of such other Person, and in each case (A) does not cause the aggregate cash consideration (including cash equivalents) paid for all such Acquisitions, plus the aggregate amount of Indebtedness permitted under Section 6.2(f) which the Company and its Affiliates owe as a result of all such Acquisitions, to exceed $30,000,000, (B) does not involve cash consideration (including cash equivalents) paid for any such Acquisition plus the aggregate amount of Indebtedness permitted under Section 6.2(f) which the Company and its Affiliates owe as a result of such Acquisition, to exceed $20,000,000,
         (C) is made under circumstances in which no Default or Event of Default either exists or will result therefrom, and in which pro forma financial statements including the Company, its Subsidiaries and the Person and/or assets to be acquired, covering the most recent 12 month period for which financial statements are available and the twelve months following the Acquisition, would show that no Default or Event of Default will result from the Acquisition (such an Acquisition is referred to herein as an "ACCEPTABLE ACQUISITION");

                  (h) Intercompany Loans made to the Company or any Guarantor by any of its Wholly-Owned Subsidiaries; and

                  (i) loans by Big O or its Wholly-Owned Subsidiaries to Big O franchisees, provided that the aggregate principal amount of such loans plus the aggregate amount of the obligations guaranteed pursuant to
         Section 6.2(e) at no time exceeds $20,000,000. For purposes of this clause (i) evidences of Indebtedness permitted under clause (e) of this
         Section 6.5 and Big O franchisee loans that have been sold to third parties shall be excluded from the loans and obligations required to be within the $20,000,000 limit.

         6.6. HEDGING AGREEMENTS. The Company will not, nor will it permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         6.7. TRANSACTIONS WITH AFFILIATES. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with or make any payment or transfer to, any of its Affiliates except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction; provided that the foregoing shall not apply to transactions (i) between the Company and any of its Wholly-Owned Subsidiaries, as long as such transactions do not violate Section 6.5; or (ii) if such transactions occur in the ordinary course of business consistent with past practices of the Company and/or Subsidiary, (A) transactions between the Company or any Wholly-Owned Subsidiary and TBC de Mexico, a Mexican variable capital corporation, or TBC Worldwide LLC, a Delaware limited liability company or (B) transactions between Big O or any of its Subsidiaries and any Joint Venture established by Big O or any of its Subsidiaries in the ordinary course of business, the entire investment in which is permitted under Section 6.5(d).

         6.8. RESTRICTIVE AGREEMENTS. The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any Subsidiary; provided that (i) the foregoing shall not apply to the restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

         6.9. DISCLOSURE. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to Prudential or any other holder of Notes pursuant to this Agreement or any other Financing Document will, when so furnished, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that, with respect to projected financial information, such information may be prepared in good faith based upon assumptions believed to be reasonable at the time.

         6.10. SALE OF ASSETS. The Company will not, and will not permit any of its Subsidiaries to, sell, lease, assign, transfer or otherwise dispose of any of its or their now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of such Subsidiaries, receivables and leasehold interests), other than:

                  (a) inventory disposed of in the ordinary course of business;

                  (b) transactions with Affiliates permitted under Section 6.7;

                  (c) the sale or other disposition of assets that are obsolete or no longer used or usable for the conduct of business in the ordinary course;

                  (d) one or more transactions in which fixed or capital assets are sold and leased back on terms that do not constitute Capitalized Lease Obligations provided that (i) the aggregate sale price of the assets sold does not exceed $5,000,000 and (ii) the Net Proceeds of each such sale are used to prepay principal of the Notes and Bank Term Loans, in accordance with Section 4.8;

                  (e) the sale by Big O and its Subsidiaries of (i) Big O franchisee loans to third parties, and (ii) Big O stores (including real estate, fixtures and equipment) to Big O franchisees, provided that, in each case under the foregoing clauses (i) and (ii) the sale is in the ordinary course of business and consistent with past practice;

                  (f) the sale by the Company of certain real property and improvements located at 4770 Hickory Hill Road in Memphis, Tennessee on or prior to the one year anniversary of the date of this Agreement, provided that the net proceeds resulting from such sale do not exceed $15,000,000; and

                  (g) sales described in Schedule 6.10.

         6.11. RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefits for management or employees of the Company and its Subsidiaries and (d) the Company may make payments in an aggregate amount not exceeding $10,000,000 on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any shares of capital stock of the Company or any option, warrant or other right to acquire any such shares.

7.  EVENTS OF DEFAULT.

         7.1. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (a) the Company defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (b) the Company defaults in the payment of any interest on any Note or any other amount payable under this Agreement (other than amounts referred to in clause (a) above) or any other Financing Document for more than three days after the date due; or

                  (c) any representation or warranty made by the Company herein or in the Company Security Agreement or by any of the Subsidiaries in any Subsidiary Guarantee or in any Subsidiary Security Agreement, or by the Company or any of its Subsidiaries or any of their officers in any writing furnished in connection with or pursuant to this Agreement or any other Financing Document or any amendment or modification hereof or thereof, or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Financing Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made; or

                  (d)(i) the Company shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.2, 5.3, 5.8(b) or 5.9 (with respect to the Company's existence) or

                     (ii) the Company shall fail to observe or perform any
                  covenant or agreement contained in Section 6 and either, (A) such failure is not remedied within two Business Days after any of the Chief Executive Officer of the Company or any Responsible Officer obtains knowledge thereof or (B) within such two-Business-Day period, any holder of Notes gives the Company notice that such failure constitutes a Default; or

                  (e) the Company fails to perform or observe any other agreement, term or condition contained herein and not specified in clauses (a), (b) or (d) above and such failure shall not be remedied within 30 days after the earliest to occur of (i) any Responsible Officer obtaining actual knowledge thereof or (ii) receipt of written notice thereof by the Company from any holder of Notes; or

                  (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; or

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

                  (h) the Company or any Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (i) any decree or order for relief in respect of the Company or any Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                  (j) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (k) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (l) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days: or

                  (m) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                  (n) one or more final judgments in an aggregate amount in excess of $3,000,000 is rendered against any one or more of the Company or any Subsidiary and, within 30 days after entry thereof, any such judgment is not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, such judgment is not discharged; or

                  (o) (i) the Company or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such withdrawing employer of a withdrawal liability in an amount exceeding $2,000,000; (ii) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code; (iii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of such proceedings; (iv) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000; (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans; (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan; or (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (ii) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

                  (p) the Company or any Subsidiary shall be subject to or liable for any Environmental Costs and Liabilities or is the subject of any proceeding or investigation pertaining to the release by the Company or any Subsidiary, or any other Person of any Hazardous Material into the environment, or pertaining to any violation of any Environmental and Safety Law, which, in any case, could reasonably be expected to have a Material Adverse Effect; or

                  (q) any Subsidiary Guarantee (including any Effective Date Subsidiary Guarantee), or any Security Agreement or the Mortgage shall for any reason cease to be an enforceable obligation of the Company or the applicable Subsidiary Guarantor, (as the case may be) that executed same or if such party or any other Person should contest the validity of such Subsidiary Guarantee, Security Agreement or Mortgage or shall seek in any way to have such agreement declared null and void or to have such party's obligations thereunder in any way limited, or if such party shall in any respect fail to perform any of its obligations under such Subsidiary Guarantee or the Mortgage, or if any "Event of Default" (as defined in any Security Agreement) shall occur;

then (a) if such event is an Event of Default specified in clause (a) or clause
(b) of this Section 7.1, any holder of any Note may at its option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (i), (j) or (k) of this Section
7.1 with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) with respect to any event constituting an Event of Default, the Required Holder(s) of the Notes of any Series may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes of such Series to be, and all of the Notes of such Series shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note of such Series, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

         7.2. RESCISSION OF ACCELERATION. At any time after any or all of the Notes of any Series shall have been declared immediately due and payable pursuant to Section 7.1, the Required Holder(s) of the Notes of such Series may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (a) the Company shall have paid all overdue interest on the Notes of such Series, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes of such Series which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes of such Series, (b) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to Section 11.3, and (d) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes of such Series or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

         7.3. NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to Section 7.1 or any such declaration shall be rescinded and annulled pursuant to Section 7.2, the Company shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

         7.4. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

8.  REPRESENTATIONS, COVENANTS AND WARRANTIES.

         The Company represents, covenants and warrants as follows as of the date hereof:

         8.1. ORGANIZATION. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary (including Big O) is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and the Company and each Subsidiary has the corporate power to own its respective property and to carry on its respective business as now being conducted.

         8.2. FINANCIAL STATEMENTS. The Company has furnished Prudential with the following financial statements identified by a principal financial officer of the Company: (i) consolidating and consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1999 and as at the Fiscal Quarter and the portion of the Fiscal Year ended September 30, 2000 and consolidating and consolidated statements of income and cash flows and a consolidated statement of shareholders' equity of the Company and its Subsidiaries for the Fiscal Year ended December 31, 1999, and for the Fiscal Quarter and the period of three Fiscal Quarters ended on September 30, 2000, all consolidated annual statements being reported on by PriceWaterhouseCoopers LLP. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently applied throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with GAAP. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries taken as a whole since the end of the most recent Fiscal Year for which such audited financial statements have been furnished.

         8.3. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

         8.4. OUTSTANDING INDEBTEDNESS. Neither the Company nor any of its Subsidiaries has outstanding any Indebtedness except as permitted by Section
6.2. There exists no default under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

         8.5. TITLE TO PROPERTIES. The Company and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 8.2 (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by Section 6.3(a). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

         8.6. TAXES. The Company and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the best knowledge of the officers of the Company and its Subsidiaries, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

         8.7. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the execution nor the delivery of any Financing Document, nor the offering and issuance of the Notes, nor the original sale of the Existing Notes, nor fulfillment of nor compliance with the terms and provisions of the Financing Documents and of the Notes did or will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than Liens created by the Security Agreements and the Mortgage) upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8.7 attached hereto.

         8.8. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Existing Notes or the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Existing Notes or the Notes to the provisions of Section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

         8.9. MARGIN SECURITIES. None of the transactions contemplated herein and in the Notes (including, without limitation, the use of the proceeds from the sale of the Existing Notes) violates, will violate or will result in a violation of Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

         8.10. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the PBGC has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of the Financing Documents and the issuance of the Notes will be exempt from or will not involve any transaction which is subject to the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the representation of Prudential in Section 9.2 as to the source of funds used by it to purchase the Existing Notes.

         8.11. GOVERNMENTAL CONSENT. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the amendment and restatement of the Existing Notes or the offer and issuance of the Notes in substitution therefor, is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the Effective Date for any Notes with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement or any other Financing Document, the offering, issuance or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

         8.12. ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all foreign, federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a Material Adverse Effect.

         8.13. DISCLOSURE. Neither this Agreement nor any other Financing Document nor any other document, certificate or statement furnished to Prudential or the Collateral Agent by or on behalf of the Company or any Subsidiary in connection with any Financing Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or any of its Subsidiaries and which has not been set forth in this Agreement.

         8.14. ASSETS. Schedule 8.14 accurately describes the following regarding assets of the Company and its Subsidiaries:

                  (a) all locations in which inventory is stored or held;

                  (b) the locations, square footage and book value of all real estate owned;

                  (c) the states in which retail locations of the Company and its Subsidiaries are located;

                  (d) the states in which joint ventures, franchisees and consignees which have possession of the Company's and its Subsidiaries' inventory are located, and the book value of such inventory as of the date of this Agreement;

                  (e) the names and registration numbers of all federally registered trademarks, tradenames and service marks; and

                  (f) the book value of all equipment and fixtures, and the states in which the same are located, if not set forth in paragraphs
         (a) through (d) above.

9.  REPRESENTATIONS OF THE PURCHASERS.

         Prudential represents as follows:

         9.1. NATURE OF PURCHASE. Prudential is not acquiring the Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of Prudential's property shall at all times be and remain within its control.

         9.2. SOURCE OF FUNDS. No part of the funds used by Prudential to pay the purchase price of the Existing Notes constituted assets allocated to any separate account maintained by Prudential in which any employee benefit plan, other than employee benefit plans identified on a list furnished by Prudential to the Company at the time of such purchase, participates to the extent of 10% or more. For the purpose of this Section 9.2, the terms "SEPARATE ACCOUNT" and "EMPLOYEE BENEFIT PLAN" shall have the respective meanings specified in section 3 of ERISA.

10.  DEFINITIONS; ACCOUNTING MATTERS.

         For the purpose of this Agreement, the terms defined in Sections 10.1 and 10.2 (or within the text of any other Section) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in Section 10.3.

         10.1.  YIELD-MAINTENANCE TERMS.

         "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 4.2, Section 4.7 or
Section 4.8 or is declared to be immediately due and payable pursuant to Section 7.1, as the context requires.

         "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

         "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Bridge Telerate Service (or such other display as may replace page 678 on the Bridge Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15
(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield will be rounded to two decimal places.

         "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

         "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon at the rate in effect on the Settlement Date that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
Section 4.2, Section 4.7 or Section 4.8 or is declared to be immediately due and payable pursuant to Section 7.1, as the context requires.

         "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

         10.2.  OTHER TERMS.

         "ACCEPTABLE ACQUISITION" shall have the meaning specified in Section 6.5(g).

         "ACQUISITION" shall mean any transaction pursuant to which the Company or any of its Wholly-Owned Subsidiaries (a) acquires all of the outstanding equity securities of any Person other than the Company or any Person which is then a Wholly-Owned Subsidiary of the Company, (b) otherwise makes any Person a Wholly-Owned Subsidiary of the Company, in any case pursuant to a merger, purchase of assets or any reorganization, or (c) purchases all or substantially all of the business or assets of any Person.

         "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT, THIS" shall have the meaning specified in Section 11.3

         "AMENDMENT AND RESTATEMENT" shall have the meaning specified in
Section 2.

         "AUTHORIZED OFFICER" shall mean, with respect to the Company, its chief executive officer, its chief financial officer or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company.

         "BANKRUPTCY LAW" shall have the meaning specified in clause (i) of
Section 7.1.

         "BANK TERM LOAN" shall mean a loan made under the Credit Agreement pursuant to Section 2.01(b) of the Credit Agreement.

         "BIG O" shall mean Big O Tires, Inc., a Nevada corporation.

         "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday, and (ii) a day on which commercial banks in New York City are required or authorized to be closed.

         "CAPITAL EXPENDITURES" mean, for any period, expenditures (including the aggregate amount of Capitalized Lease Obligations incurred during such period) made directly or indirectly by the Company or any Subsidiary to acquire or construct fixed assets, property, plant and equipment (including renewals, improvements, replacements and substitutions, but excluding repairs) during such period, computed in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which is or will be required to be capitalized on the books of the Company or any Subsidiary in accordance with GAAP, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.

         "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.

         "CLOSING FEE" shall have the meaning specified in Section 3.5.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COLLATERAL AGENT" means The Chase Manhattan Bank, in its capacity as collateral agent on behalf of the holders of Notes and the bank lenders under the Intercreditor Agreement.

         "COMPANY" shall have the meaning given to such term in the introductory sentence hereof.

         "COMPANY SECURITY AGREEMENT" shall have the meaning specified in
Section 3.8.

         "CONSOLIDATED ADJUSTED DEBT" shall have the meaning specified in
Section 6.1(e).

         "CONSOLIDATED FUNDED INDEBTEDNESS" means all Funded Indebtedness of the Company and its Subsidiaries after eliminating inter-company items, including any Funded

Indebtedness outstanding pursuant to and under this Agreement, in each case determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period for which such amount is being determined, the interest expense of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under Capitalized Lease Obligations allocable to interest expense in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, as to any period, the net income of the Company and its Consolidated Subsidiaries for such period, after taxes and after extraordinary items as determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, the consolidated stockholders' or shareholders' equity of the Company and its Consolidated Subsidiaries as it appears on the consolidated balance sheet of the Company.

         "CONSOLIDATED SUBSIDIARIES" means Subsidiaries whose accounts are consolidated with the accounts of the Company in the Company's consolidated financial statements prepared in accordance with GAAP.

         "CONSOLIDATED TANGIBLE NET WORTH" means, as at any time of determination thereof, Consolidated Net Worth determined at such time minus any share capital discount and expense, any unamortized discount and expense on Indebtedness, any write-up of assets other than in connection with the acquisition thereof, any excess of cost over market value of investments, any development, pre-operating, pre-production, and start-up expenses, goodwill, and any other intangible assets, to the extent included in Consolidated Net Worth.

         "CONSOLIDATED TOTAL LIABILITIES" shall mean, as at any time of determination thereof, the aggregate amount carried as total liabilities on the books of the Company and its Subsidiaries at such time, on a consolidated basis and after eliminating all inter-company items, in accordance with GAAP.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "CONTROL EVENT" means:

                  (a) the execution by the Company or any of its Subsidiaries of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control;

                  (b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or

                  (c) the commencement (as defined in Regulation 14D of the Exchange Act) of a tender offer by any Person or group (as such terms are defined in the definition of "Change in Control") to the holders of the Voting Stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

         "CREDIT AGREEMENT" shall have the meaning specified in Section 1.1.

         "EBITDA" shall mean, as to any period, the sum of (i) Consolidated Net Income, plus (ii) consolidated depreciation, amortization and all other non-cash charges plus (iii) income taxes to the extent they reduce Consolidated Net Income, plus (iv) Consolidated Interest Expense.

         In addition, (a) EBITDA shall include, on a pro forma basis for each Fiscal Quarter, the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such Fiscal Quarter, determined as if the Acquisition or disposition had taken place on the first day of such Fiscal Quarter; and (b) whenever in this Agreement EBITDA is determined for a period of four Fiscal Quarters, it shall include, on a pro forma basis for such period, the foregoing information with respect to each Person that was either acquired in an Acceptable Acquisition or disposed of as permitted by this Agreement during such period, determined as if the Acquisition or disposition had taken place on the first day of such four Fiscal Quarter period.

         "EBITDAR" shall mean the aggregate EBITDA for the period of four completed Fiscal Quarters then most recently ended plus the aggregate rental payments made by the Company and its Subsidiaries during such period.

         "EFFECTIVE DATE" shall mean the date upon which all of the conditions set forth in Section 3 shall have been satisfied.

         "EFFECTIVE DATE SUBSIDIARY GUARANTEES" shall have the meaning specified in Section 3.9.

         "EFFECTIVE DATE SUBSIDIARY GUARANTORS" shall have the meaning specified in Section 3.1(b).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

         "ENVIRONMENTAL AND SAFETY LAWS" shall mean all laws relating to pollution, the release or other discharge, handling, disposition or treatment of Hazardous Materials and other substances or the protection of the environment or of employee health and safety, including without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et. seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 7401 et. seq.), the Clean Air Act (42 U.S.C. Section 401 et. seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et. seq.) and the Emergency Planning and Community Right-To-Know Act (42 U.S.C. Section 11001 et. seq.), each as the same may be amended and supplemented.

         "ENVIRONMENTAL COSTS AND LIABILITIES" shall mean, as to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, contribution, cost recovery, costs and expenses (including all fees, disbursements and expenses of counsel, expert and consulting fees, and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, permit, order or agreement with any Federal, state or local governmental authority or other Person, arising from environmental, health or safety conditions, or the release or threatened release of a contaminant, pollutant or Hazardous Material into the environment, resulting from the operations of such Person or its subsidiaries, or breach of any Environmental and Safety Law or for which such Person or its subsidiaries is otherwise liable or responsible.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section 7.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated as of January 21, 2000, among the Company, First Tennessee Bank National Association, as Administrative Agent, and the lenders party thereto, as amended by Amendment No. 1 dated as of June 2, 2000.

         "EXISTING NOTE AGREEMENT" shall have the meaning specified in Section 1.1.

         "EXISTING NOTES" shall have the meaning specified in Section 1.1.

         "EXISTING SERIES A NOTES" shall have the meaning specified in Section 1.1.

         "EXISTING SERIES B NOTES" shall have the meaning specified in Section 1.1.

         "EXISTING SERIES C NOTES" shall have the meaning specified in Section 1.1.

         "FINANCING DOCUMENT(S)" shall mean each of this Agreement, the Notes, the Security Agreements, the Mortgage and the Subsidiary Guarantees.

         "FISCAL QUARTER" means each fiscal quarter-year period of the Company, ending on the last day of each March, June, September and December.

         "FISCAL YEAR" means the fiscal year of the Company, which is the calendar year.

         "FIXED CHARGE COVERAGE RATIO" shall have the meaning specified in
Section 6.1(a).

         "FIXED CHARGES" shall mean, for any period, the sum of Consolidated Interest Expense, Scheduled Payments and Capital Expenditures for such period.

         "FUNDED INDEBTEDNESS" means any outstanding Indebtedness of a Person for borrowed money, including all such Indebtedness of the Person to Prudential and other financial institutions, domestic or foreign, and all secured and unsecured notes payable, all industrial revenue bonds, all Capitalized Lease Obligations and other similar debt obligations and the current maturities thereof, but excluding all Guarantees of Funded Indebtedness. (Checks that have not been presented for payment shall not constitute Funded Indebtedness.)

         "GAAP" means generally accepted accounting principles in effect in the United States of America at the time of application thereof.

         "GOOD FAITH CONTEST" shall mean, with respect to any tax, assessment, Lien, obligation, claim, liability, judgment, injunction, award, decree, order, law, regulation, statute or similar item, any challenge or contest thereof by appropriate proceedings timely initiated in good faith by the Company or any Subsidiary for which adequate reserves therefor have been taken in accordance with generally accepted accounting principles.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental and Safety Law.

         "HEDGING AGREEMENTS" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging agreement.

         "INCLUDING" shall mean, unless the context clearly requires otherwise, "including without limitation".

         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person,
(i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and
(k) all obligations of such Person related to Synthetic Leases. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "INTERCOMPANY LOAN" means any short term demand loan made by the Company to any of its Wholly-Owned Subsidiaries, by any such Wholly-Owned Subsidiary to the Company or by a Wholly-Owned Subsidiary of the Company to another Wholly-Owned Subsidiary.

         "INTERCREDITOR AGREEMENT" shall mean the intercreditor agreement entered into with the holders of the Notes and the other lending institutions party thereto on January 5, 2001, substantially in the form of Exhibit C attached hereto.

         "INTEREST RATE CHANGE DATE" shall mean the earliest date on or after March 31, 2002 that the Leverage Ratio is greater than 2.75 to 1.0 as of the end of two consecutive Fiscal Quarters.

         "INTEREST RATE EFFECTIVE DATE" shall mean the first day of the Fiscal Quarter ending on the Interest Rate Change Date.

         "JOINT VENTURE" means a joint venture formed to provide distribution for the products of the Company, Big O or any other Subsidiary, which joint venture is accounted for under GAAP as an investment and not as a Subsidiary or as an acquisition or a capital expenditure.

         "LEVERAGE RATIO" shall have the meaning specified in Section 6.1(c).

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LONG-TERM INDEBTEDNESS" means any Indebtedness that, in accordance with GAAP constitutes (or, when incurred, constituted) a long-term liability.

         "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business, assets, liabilities, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, (ii) material impairment of the Company to perform any of their respective obligations under the Agreement and the Notes or (iii) material impairment of the validity or enforceability or the rights of, or the benefits available to, the holders of any of the Notes under this Agreement or the Notes.

         "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Notes) or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $2,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor thereto.

         "MORTGAGE" means that certain Deed of Trust, Assignment of Leases and Security Agreement, dated as of January 5, 2001, in respect of real property and improvements in Memphis, Tennessee owned by the Company securing its obligations to, among other parties, Prudential, in respect of, among other obligations, the Company's obligations under this Agreement and the Notes.

         "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA.

         "NET PROCEEDS" shall mean, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and its Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction permitted under Section 6.10(d) or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and its Subsidiaries as a result of such event to repay Indebtedness (other than obligations under the Credit Agreement and the Notes) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (to the extent such repayment is permitted hereunder), and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company or any Subsidiary, and the amount of any reserves established by the Company and its Subsidiaries to fund contingent liabilities or contingent obligations reasonably estimated to be available, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company), provided that the amount of any subsequent reduction of any such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of a Prepayment Event occurring on the date of such reduction.

         "NET WORTH" shall mean, with respect to any Subsidiary Guarantor, the shareholders' equity of such Subsidiary Guarantor as it appears in such Subsidiary Guarantor's balance sheet.

         "NOTES" shall have the meaning specified in Section 1.2(d).

         "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by an Authorized Officer of the Company.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor organization.

         "PERMITTED ENCUMBRANCES" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.10;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.10;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.1(n); and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "PERMITTED INVESTMENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         "PLAN" shall mean any employee pension benefit plan (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

         "PREPAYMENT EVENT" shall mean:

                  (a) any sale and leaseback transaction permitted pursuant to
         Section 6.10(d) of any property or asset of the Company or any Subsidiary; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset or to acquire other real property, equipment or other tangible assets to be used in the business of the Company or any Subsidiary within one year after such event; or

                  (c) any other "Prepayment Event" as defined in the Credit Agreement.

         "PROPOSED PREPAYMENT DATE" shall have the meaning specified in Section 4.7(c).

         "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

         "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

         "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

         "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

         "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company.

         "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

         "SCHEDULED PAYMENTS" means, for any period, the sum (without duplication) of the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Company and its Subsidiaries (other than payments made by the Company or any Subsidiary to the Company or a Subsidiary), including scheduled prepayments of the Notes pursuant to Section 4.1 for such period.

         "SECURITY AGREEMENTS" shall have the meaning specified in Section 3.8.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SERIES" shall have the meaning specified in Section 1.2(d).

         "SERIES A NOTES" shall have the meaning specified in Section 1.2(a).

         "SERIES B NOTES" shall have the meaning specified in Section 1.2(b).

         "SERIES C NOTES" shall have the meaning specified in Section 1.2(c).

         "SIGNIFICANT HOLDER" shall mean (i) Prudential, so long as Prudential or any Prudential Affiliate shall hold any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes of any Series from time to time outstanding.

         "SUBSIDIARY" shall mean, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent and one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, except that no Joint Venture in which the entire amount invested by the Company and its subsidiaries complies with Section 6.5(d), shall be deemed to be a subsidiary.

         "SUBSIDIARY" means any subsidiary of the Company.

         "SUBSIDIARY GUARANTEE" shall mean a Guarantee of the Notes issued by a Subsidiary in form and substance satisfactory to the Required Holders and shall include each of the Effective Date Subsidiary Guarantees.

         "SUBSIDIARY GUARANTOR" shall mean any Subsidiary which delivers to each of the holders of Notes a Subsidiary Guarantee pursuant to Sections 3.8, 5.6,
6.12 or 6.13 hereof, including each of the Effective Date Subsidiary Guarantors, for so long as such Subsidiary Guarantee is in full force and effect.

         "SUBSIDIARY SECURITY AGREEMENTS" shall have the meaning specified in
Section 3.8.

         "SYNTHETIC LEASE(S)" means any lease entered into by Big O Tires, Inc. or Big O Development, Inc. (each a "Lessee") pursuant to the existing $15,000,000 lease program with SunTrust Capital Markets, Inc. ("SunTrust") described below. Under such program, SunTrust provides financing, with a maximum aggregate outstanding principal balance at any one time of $15,000,000, for the acquisition of the leased property (which may consist of some combination of real estate, buildings thereon and equipment used therein) (the "Leased Property") by the lessor (the "Lessor"), and the Lessor in turn leases the Leased Property to one of the Lessees. SunTrust's financing with respect to a given lease consists of an A Loan, in the principal amount of 85% of the Lessor's cost of acquiring (and possibly constructing) the Leased Property, and a B Loan, in the principal amount of 11.5% of such cost. The rent payable by the Lessee under each lease equals the aggregate amount of the accrued interest on the A Loan and the B Loan, plus an amount which yields the Lessor a return on its invested capital. At the expiration of each lease, the Lessee has the right to purchase the Leased Property, and if it does not do so, the Lessee must remarket the Leased Property to a third party. The Company and the Lessee each guarantees that, if the Leased Property is remarketed to a third party, the Lessor will realize at least the amount of the principal balance, and any unpaid interest, on the A Loan. At the time of remarketing, the principal balance of the A Loan will always be not less than the original principal amount thereof, since the rental payments under the lease cover the interest accruing on the A Loan, but not any amount of principal.

         "TIRE KINGDOM" means Tire Kingdom, Inc., a Florida corporation.

         "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note.

         "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         "WHOLLY-OWNED SUBSIDIARY" shall mean, as to any Person, (a) any Subsidiary all of whose outstanding Voting Stock are at the time owned directly by such Person (including any Subsidiary all of whose outstanding Voting Stock is at the time owned directly or indirectly by one of such Person's Wholly-Owned Subsidiaries) or (b) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the ownership interests having ordinary voting power are at the time so owned.

         10.3. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements delivered pursuant to clause (b) of Section 5.1 or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of Section 8.2.

11.  MISCELLANEOUS.

         11.1. NOTE PAYMENTS. The Company agrees that, so long as Prudential shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to
(i) the account or accounts of Prudential specified in the Purchaser Schedule attached hereto or (ii) such other account or accounts in the United States as Prudential may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Prudential agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this Section 11.1 to any Transferee which shall have made the same agreement as Prudential has made in this Section 11.1.

         11.2. EXPENSES. The Company agrees to pay, and save Prudential and any Transferee harmless against liability for the payment of (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by Prudential or any Transferee in connection with any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by Prudential or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand involving the Company, any Subsidiary or any Affiliate of any thereof issued in connection with this Agreement or the transactions contemplated hereby or by reason of Prudential's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case involving the Company, any Subsidiary or any Affiliate of any thereof. The obligations of the Company under this Section 11.2 shall survive the transfer of any Note or portion thereof or interest therein by Prudential or any Transferee and the payment of any Note.

         11.3. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of Section 7.1 or this Section 11.3 insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 11.3, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         11.4. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         11.5. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

         11.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by Prudential of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of Prudential or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         11.7. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

         11.8. INDEPENDENCE OF COVENANTS; SEVERABILITY; DESCRIPTIVE HEADINGS. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11.9. NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to Prudential, addressed as specified for such communications in the Purchaser Schedule attached hereto or at such other address as Prudential shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to it at such address as it shall have specified in writing to the Company or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Company and (iii) if to the Company, addressed to it at 4770 Hickory Hill Road, Memphis, Tennessee 38141, Attention: Executive Vice President and Treasurer, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified above or to any Authorized Officer of the Company.

         11.10. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day, without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

         11.11. MINIMUM INTEREST PAYABLE. The Company and all holders of the Notes specifically intend and agree to limit contractually the amount of interest payable under this Agreement, the Notes and all other instruments and agreements related hereto and thereto to the maximum amount of interest lawfully permitted to be charged under applicable law. Therefore, none of the terms of this Agreement, the Notes or any instrument pertaining to or relating to this Agreement or the Notes shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law, and neither the Company, any guarantor nor any other party liable or to become liable hereunder, under the Notes, any guaranty or under any other instruments and agreements related hereto and thereto shall ever be liable for interest in excess of the amount determined at such maximum rate, and the provisions of this Section 11.11 shall control over all other provisions of the Agreement, any Notes, any Subsidiary Guarantee or any other guaranty or any other instrument pertaining to or relating to the transactions herein contemplated. If any amount of interest taken or received by any holder of a Note shall be in excess of said maximum amount of interest which, under applicable law, could lawfully have been collected by such holder incident to such transactions, then such excess shall be deemed to have been the result of a mathematical error by all parties hereto and shall be refunded promptly by the Person receiving such amount to the party paying such amount, or, at the option of the recipient, credited ratably against the unpaid principal amount of the Note or Notes held by such holder. All amounts paid or agreed to be paid in connection with such transactions which would under applicable law be deemed "interest" shall, to the extent permitted by such applicable law, be amortized, prorated, allocated and spread throughout the stated term of this Agreement and the Notes. "APPLICABLE LAW" as used in this Section means that law in effect from time to time which permits the charging and collection of the highest permissible lawful, nonusurious rate of interest on the transactions herein contemplated including laws of the

State of Tennessee and of the United States of America, and "MAXIMUM RATE" as used in this Section means, with respect to each of the Notes, the maximum lawful, nonusurious rates of interest (if any) which under applicable law may be charged to the Company from time to time with respect to such Notes.

         11.12. CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. The Company hereby irrevocably submits to the jurisdiction of any New York state or federal court sitting in New York in any action or proceeding arising out of or relating to this Agreement, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in New York state or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company agrees and irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, by registered or certified U.S. mail, or by any other means or mail that requires a signed receipt, of copies of such process to CT Corporation System at 111 Eighth Avenue, 13th Floor, New York, New York, 10011. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.12 shall affect the right of any Noteholder to serve legal process in any other manner permitted by law or affect the right of any Noteholder to bring any action or proceeding against the Company or its property in the courts of any other jurisdiction. To the extent that the Company has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgement, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this agreement.

         11.13. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Prudential, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by Prudential, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

         11.14. GOVERNING LAW. IN ACCORDANCE WITH THE PROVISIONS OF SS.5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OF ITS CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

         11.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         11.16. BINDING AGREEMENT. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential.



                      [SIGNATURES APPEAR ON THE NEXT PAGE.]

         If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Issuer, whereupon this Agreement shall become binding among us in accordance with its terms.

                                        Very truly yours,

                                        TBC CORPORATION



                                        By: /s/ Thomas W. Garvey
                                            --------------------
                                        Name:   Thomas W. Garvey
                                        Title:  Executive Vice President, Chief
                                                Financial Officer, and Treasurer


The foregoing Agreement is
hereby accepted as of the
date first above written.


THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:  /s/ Charles Y. King
     -------------------
Name:  Charles Y. King
Title: Managing Director

                               PURCHASER SCHEDULE

===============================================================================================================
PURCHASER NAME                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered            THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------------------------
Note Registration Number; Series;           Series A: $19,500,000
Principal Amount                            Series B: $11,000,000
                                            Series C: $16,500,000
---------------------------------------------------------------------------------------------------------------
Payment on Account of Note

         Method                             Federal Funds Wire Transfer

         Account Information                Bank of New York
                                            New York, NY
                                            ABA#: 021-000-018
                                            Account Name: Prudential Managed Account
                                            Acct.#: 890-0304-391

                                            Re: (See "Accompanying Information" below):
---------------------------------------------------------------------------------------------------------------
Accompanying Information                    Name of Issuer:            TBC CORPORATION

                                            Description of Security:   Series A Senior Notes due July 10, 2003

                                            PPN:  872180 B* 4

                                            Description of Security:   Series B Senior Notes due July 10, 2005

                                            PPN:  872180 B@ 2

                                            Description of Security:   Series C Senior Notes due July 10, 2008

                                            PPN:  872180 B# 0

                                            Due Date and Application (as among principal, interest and
                                            Yield-Maintenance Amount) of the payment being made:
---------------------------------------------------------------------------------------------------------------
Address for Notices Related to              The Prudential Insurance Company of America
Payments                                    c/o Investment Operations Group
                                            Gateway Center Two, 10th Floor
                                            100 Mulberry Street
                                            Newark, New Jersey 07102
                                            Attn: Manager, Billings and Collections
                                            Fax: (973) 802-8764
---------------------------------------------------------------------------------------------------------------
Address for All other Notices               The Prudential Insurance Company of America
(including copies of all Notices            c/o Prudential Capital Group
related to Payments)                        Two Ravinia Drive, Suite 1400
                                            Atlanta, Georgia 30346
---------------------------------------------------------------------------------------------------------------


                              Purchaser Schedule-1

===============================================================================================================
PURCHASER NAME                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
---------------------------------------------------------------------------------------------------------------
Signature Block Format                      THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                            By:____________________________________
                                            Name:
                                            Title:
---------------------------------------------------------------------------------------------------------------
Instructions re Delivery of Notes           Philip Corsello, Esq.
                                            Assistant General Counsel
                                            The Prudential Insurance Company of America
                                            1114 Avenue of the Americas, 30th Floor
                                            New York, NY 10036

                                            Tel: (212) 626-2068

                                            Fax: (212) 626-2077
---------------------------------------------------------------------------------------------------------------
Tax Identification Number                   22-1211670
===============================================================================================================





                              Purchaser Schedule-2

                                                                      EXHIBIT A1

                             [FORM OF SERIES A NOTE]

                                 TBC CORPORATION

                  8.30% SERIES A SENIOR NOTE DUE JULY 10, 2003


No. RA-[__]                                                     January __, 2001
$[________]                                                     PPN: 872180 B* 4


         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _________________, or registered assigns, the principal sum of ______________ DOLLARS on __________________, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of (i) at all times prior to but excluding the Interest Rate Effective Date (as defined in the Agreement (as defined below), 8.30% per annum and (ii) at all times from and including the Interest Rate Effective Date, 10.30%, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the interest rate then in effect under this Series A Note plus 2% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Amended and Restated Note Agreement, dated as of January 31, 2001 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases with a Yield-Maintenance Amount and in certain cases without a Yield-Maintenance Amount, all as further specified in the Agreement.



                                  Exhibit A1-1

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State without regard to any of its conflicts of laws principals that would direct or permit the application of the laws of another jurisdiction.

                                       TBC CORPORATION



                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------





                                  Exhibit A1-2

                                                                      EXHIBIT A2

                             [FORM OF SERIES B NOTE]

                                 TBC CORPORATION

                  8.62% SERIES B SENIOR NOTE DUE JULY 10, 2005


No. RB-[__]                                                     January __, 2001
$[________]                                                     PPN: 872180 B@ 2


         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to ________________, or registered assigns, the principal sum of ________________ DOLLARS on __________________, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of (i) at all times prior to but excluding the Interest Rate Effective Date (as defined in the Agreement (as defined below), 8.62% per annum and (ii) at all times from and including the Interest Rate Effective Date, 10.62%, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the interest rate then in effect under this Series B Note plus 2% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Amended and Restated Note Agreement, dated as of January 31, 2001 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases with a Yield-Maintenance Amount and in certain cases without a Yield-Maintenance Amount, all as further specified in the Agreement.




                                  Exhibit A2-1

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State without regard to any of its conflicts of laws principals that would direct or permit the application of the laws of another jurisdiction.

                                      TBC CORPORATION



                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------






                                  Exhibit A2-2

                                                                      EXHIBIT A3

                             [FORM OF SERIES C NOTE]

                                 TBC CORPORATION

                  8.81% SERIES C SENIOR NOTE DUE JULY 10, 2008


No. RC-[__]                                                     January __, 2001
$[________]                                                     PPN: 872180 B# 0


         FOR VALUE RECEIVED, the undersigned, TBC CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to _______________, or registered assigns, the principal sum of _____________ DOLLARS on __________________, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of (i) at all times prior to but excluding the Interest Rate Effective Date (as defined in the Agreement (as defined below), 8.81% per annum and (ii) at all times from and including the Interest Rate Effective Date, 10.81%, payable quarterly on the 10th day of January, April, July and October in each year, commencing with the January, April, July or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) the interest rate then in effect under this Series C Note plus 2% or (ii) 2% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

         Payments of principal, Yield-Maintenance Amount, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to the Amended and Restated Note Agreement, dated as of January 31, 2001 (herein called the "Agreement"), between the Company, on the one hand, and The Prudential Insurance Company of America, on the other hand, and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases with a Yield-Maintenance Amount and in certain cases without a Yield-Maintenance Amount, all as further specified in the Agreement.




                                  Exhibit A3-1

         This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for the then outstanding principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Company agrees to make prepayments of principal of this Note on the dates and in the amounts specified in the Agreement.

         In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

         Capitalized terms used and not otherwise defined herein shall have the meanings (if any) provided in the Agreement.

         This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the internal law of such State without regard to any of its conflicts of laws principals that would direct or permit the application of the laws of another jurisdiction.



                                      TBC CORPORATION



                                      By:
                                         -------------------------------------
                                      Title:
                                            ----------------------------------








                                  Exhibit A3-2

                                  Schedule 5.12

                           CERTAIN INTERCOMPANY LOANS

         Provided that no Event of Default has occurred and is continuing, payments on Intercompany Loans owed to the Company by the following Subsidiaries may be made without regard to the financial condition or solvency of the
Subsidiary:

                                     Northern States Tire, Inc.
                                     Big O Development, Inc.





                                 Schedule 5.12-1

                                 Schedule 6.2(b)

                      EXISTING INDEBTEDNESS AND GUARANTEES


1.   Those Guarantees listed on Schedule 6.2(e).

2. TBC Corporation has guaranteed a $1,500,000 line of credit made available to TBC de Mexico and TBC international Inc. by First Tennessee Bank National Association.

3. TBC Corporation has guaranteed all obligations of Big O Retail Enterprises, Inc. and Tire Kingdom, Inc. to Michelin North America, Inc. and its affiliates.

4. TBC Corporation has guaranteed all obligations of Tire Kingdom, Inc. to Continental Tire North America, Inc.

5. TBC Corporation has guaranteed all obligations of Tire Kingdom, Inc. under the leases covering five retail stores previously operated by Lucas Tire, Inc.

6. TBC Corporation has guaranteed all obligations of Tire Kingdom, Inc. under the leases covering nine retail stores previously operated by Paul Lewis Tire Center, Inc. and one new retail store being constructed for lease to Tire Kingdom, Inc. by the Lewis Family Partnership.







                                Schedule 6.2(b)-1

                                 Schedule 6.2(e)

          GUARANTEE OBLIGATIONS OF BIG O TIRES, INC. AND SUBSIDIARIES


                                                                         Total               Big O
                                                         Big O           Outstanding         Guaranty
                                                         Percent         Balance             Portion
                                                         Guaranty        9/30/00             9/30/00
                                                         --------        -------             -------
Newcourt Financial (formerly AT&T)
Real Estate Joint Venture Loans:

         Intermountain Realty -003 (Montrose, CO)          100%          $454,141.52         $  454,141.52

         Intermountain Realty -005 (Colorado Springs,      100%           566,844.80            566,844.80
         CO-Academy)

         Intermountain Realty -006 (Parker, CO)            100%                    0                     0

         Intermountain Realty -007 (Sioux Fall, SD)        100%           530,087.51            530,087.51
                                                                                             -------------

                                                                                              1,551,073.83
                                                                                             -------------
Synthetic Lease ($15M maximum)                                                               $8,747,883.00


GE Capital Guarantee

         5774-001 (82nd St., Oregon)                       100%          $335,952.87         $   35,952.87

         5895-001 (Boulder, CO)                             10%           582,035.69             58,203.57
                                                                                             -------------

                                                                                                394,156.44
                                                                                             -------------
Merrill Lynch

         Stephenson/Big O Joint Venture                    100%           443,038.00            443,038.00

Merrill Lynch

         Loan portfolio (sold on 6/30/97, 9/30/97,
         12/31/98)                                          40%           692,849.91            277,139.96

                                                                                                720,177.96
                                                                                             -------------
 Real Estate Lease Guarantees                              100%         2,633,093.70          2,633,093.70
                                                                                             -------------

Total Guarantees:                                                                            $6,381,812.66
                                                                                             =============


                                Schedule 6.2(e)-1

                                  Schedule 6.3

                                 EXISTING LIENS

-     Liens arising under the Security Agreements.

UCC Filings Against Northern States Tire, Inc.:

*     1. Bridgestone Tire, a division of Bridgestone/Firestone, Inc.
         Security interest in inventory manufactured or sold by or bearing the brand or trademark of Secured Party.

      2. Champlain Oil Co.
         Notice filing regarding certain equipment of Secured Party on premises of Northern States.

      3. Bandag, Incorporated.
         Security interests in non-destructive tire casing analyzers.

*     4. Avon Tyres, Ltd.
         Security interest in Avon tires, tubes and accessories.

*     5. Shawmut Bank of Boston.
         Blanket filing which inadvertently was not terminated when Northern States acquired assets of previous owner in 1995. Debt no longer outstanding. Filing will lapse in April 2000.

UCC Filings and Mortgages Against Big O Tires, Inc. and Its Subsidiaries:

*     1. The Bank of Cherry Creek, N.A., as Indenture Trustee.
         Security interests and mortgages granted in connection with 8.71% Senior Secured Notes in the aggregate original principal amount of $8,000,000 issued by Big O Tires, Inc. in 1994. Notes were paid in full in 1999, and Big O Tires, Inc. is in the process of obtaining mortgage releases and termination statements for any UCC filing relating thereto.

      2. The CIT Group/Equipment Financing, Inc.
         Filings in connection with sales of franchisee notes receivable having an aggregate principal balance of approximately $70,000.



                                 Schedule 6.3-1

      3. AT&T Credit Corporation.
         Notice filings on leased phone system.

      4. Pitney Bowes Credit Corporation.
         Notice filings on leased equipment.

      5. First National Bank of Dietrich
         Filing in connection with equipment financing to Big O Tires of Idaho, Inc.

UCC Filings Against Tire Kingdom, Inc.:

      6. The Valvoline Company, a division of Ashland, Inc.
         Notice filings regarding certain equipment of Secured Party at multiple retail locations of Tire Kingdom.

      7. Cisco Systems Capital Corporation.
         Leased computer equipment.

      8. IBM Credit Corporation.
         Leased computer equipment.

      5. Toyo Tire (USA) Corp.
         Purchase money security interest filing against tires purchased by Tire Kingdom from secured party.

      6. Michelin Tire Corporation
         Purchase money security interest filing against all inventory purchased from secured party by Tire Kingdom.



---------------
* Filing represents a claim of a security interest that is no longer bonafide.






                                 Schedule 6.3-2

                                 Schedule 6.4(e)

      DISPOSITION OF PROPERTY OF BIG O TIRES, INC. OR ITS SUBSIDIARIES OR
                         BIG O RETAIL ENTERPRISES, INC.



Description:

   A) Warehouses (sales and leaseback)    D) Retail Stores
                Boise                             Wadsworth & Quincy, Denver, CO
                Indiana                           Georgetown, KY
                                                  Carlsbad, NM
                                                  Lebanon, IN
                                                  Nicholasville, KY
                                                  Winchester, KY

   B) Franchised Property                 E) Synthetic Lease -Land
                Kearney, NE                       Jackson, CA
                Grand Island, NE                  104th & Col., Thornton, CO
                Roseburg, OR                      Madera, CA
                OKC - 119th, OK

   C) Joint Venture Property              F) CIP - Franchised or Company Store
                Brookings, SD                      Property
                Brownsburg, IN
                Rushville, IN                      MUNCIE, IN - COMPANY STORE
                Las Vegas, NV (RS/LM)              Ohio Projects - Company
                Las Vegas, NV (SAH/CIM)            Stores
                Mustang, OK                        Ft. Union, SLC, UT -
                Moore, OK                          Company Store





Together with all leasehold improvements to the foregoing.




                                Schedule 6.4(e)-1

                                 Schedule 6.5(b)

                     CERTAIN EXISTING INVESTMENTS AND LOANS

         - See Exhibit A for a listing of all existing Subsidiaries.

         - TBC Corporation owns 40% of STI Acquisition LLC, a Nevada limited liability company.

         - TBC International Inc. owns approximately 45% of the ownership interests in TBC de Mexico, S.A. de C.V., a Mexican company.

         - TBC International Inc. owns 50% of TBC Worldwide, L.L.C., a Delaware limited liability company.

         - Big O Retail Enterprises, Inc. is a 50% shareholder in Tires Industries Corporation, a Utah corporation.

         - Big O Development, Inc. loaned Betsy Paulsen Tufts $297,000 on October 10, 1994. At 12/31/00, the balance on the promissory note relating thereto was $157,403.

         - Carroll's, Inc. owns 50 shares of stock of The Hercules Tire & Rubber Company.

         -  Carroll's Inc. owns 360 shares of stock of Carmerica, Inc.

         - TBC Corporation loaned Pedro Garcia $60,000 on August 15, 1995. At 11/30/00, the balance on the promissory note relating thereto was $1,803.

         - TBC Corporation holds a 10/05/92 promissory note from Tri-Cities Battery in the original principal amount of $97,465. At 11/30/99, the outstanding principal balance of this note was $18,276.

         - Big O Tires, Inc. holds a 50% interest in each of the following joint ventures:

                  Brookings/MBS, LLC (a Colorado LLC).
                  Brownsburg/Trammell, LLC (a Colorado LLC).
                  BORE/MPC, LLC (a Missouri LLC).
                  Big O/CMT Joint Venture (a California general partnership). Big O/Stephenson Joint Venture (a Nevada general partnership). Rushville/Roseberry, LLC (a Colorado LLC). SCT, LLC (California LLC).
                  OKC, LLC (a Colorado LLC).
                  Intermountain Development Joint Venture (a Colorado general Partnership).
                  SCB Group Joint Venture (a California general partnership).



                                Schedule 6.5(b)-1

                                                                       EXHIBIT A

           COMPANY AND SUBSIDIARIES AND JURISDICTIONS OF ORGANIZATION


The Company: TBC CORPORATION, a Delaware corporation ("TBC")

Subsidiaries Directly Owned by TBC:


                                           Jurisdiction of           Percentage of Stock
          Name                              Organization                 Owned by TBC               Subsidiaries
          ----                              ------------                 ------------               ------------
Big O Tires, Inc.                               Nevada                       100%                    See Below

Carroll's, Inc.                                Georgia                       100%                       None

Northern States Tire, Inc.                     Delaware                      100%                       None

TBC International Inc.                         Delaware                      100%                       None

TBC Retail Enterprises, Inc.                   Delaware                      100%                    See Below



Subsidiaries Directly Owned by Big O Tires, Inc.:

                                           Jurisdiction of            Percentage of Stock
          Name                              Incorporation                Owned by Big O            Subsidiaries
          ----                              -------------                --------------            ------------
Big O Development, Inc.                        Colorado                     100%                       None

O Advertising, Inc.                            Colorado                     100%                       None

Big O Tire of Idaho, Inc.                       Idaho                       100%                       None



Subsidiaries Directly Owned by TBC Retail Enterprises, Inc.:


                                  Jurisdiction of        Percentage of Stock
          Name                     Incorporation         Owned by TBC Retail        Subsidiaries
          ----                     -------------         -------------------        ------------
Big O Retail Enterprises,            Colorado                   100%                     None
    Inc.

Tire Kingdom, Inc.                   Florida                    100%                     None


                                Schedule 6.5(b)-2

                                  Schedule 6.8

                              EXISTING RESTRICTIONS

The Credit Agreement contains restrictions and conditions of the type described in Section 6.8.

The Synthetic Leases contain restrictions and conditions of the type described in Section 6.8.









                                 Schedule 6.8-1

                                  Schedule 6.10

                              CERTAIN ASSET SALES



- Big O Development, Inc. intends to sell its Indiana warehouse and its Idaho warehouse in sale and leaseback transactions expected to close by March 31, 2001.

- Big O Development, Inc. intends to sell its three retail stores (which operate in leased facilities) in Kentucky in a transaction expected to close by March 31, 2001.





                                 Schedule 6.10-1

                                  Schedule 8.7

                             CONFLICTING AGREEMENTS

            See Schedule 6.8.











                                 Schedule 8.7-1

                                  Schedule 8.14

                                     ASSETS

(a)(c) Warehouse Locations/Retail Locations:

       TBC Corporation:               4770 Hickory Hill Road

                                      MEMPHIS, TN 38141

                                      107 Tom Starling Road
                                      Fayetteville, NC 28306

       Big O Tires, Inc.:             Warehouse Locations

                                      5025 Florence Street, Unit A
                                      Denver, CO 80238

                                      5600 East Francis Street, Suite 200
                                      Ontario, CA 91761

                                      301 N. 45th Avenue, Suite 1
                                      Phoenix, AZ 85043

                                      1835 Diesel Drive
                                      Sacramento, CA 95838

                                      640 Park East Blvd.
                                      New Albany, IN 47150

                                      Retail Locations

                                      1 retail location in Littleton, CO
                                      1 retail location in Renton, WA
                                      1 retail location in Issaquah, WA
                                      1 retail location in Kent, WA

       Carroll's Inc.:                Warehouse Locations

                                      123 Anderson Court, Suite 2
                                      Dothan, AL 36301-4344


                                 Schedule 8.14-1

                                      7731 Gadsden Highway
                                      Trussville, AL 35173

                                      3028 Mercury Road
                                      Jacksonville, FL 32207

                                      6072 Cinder Lane Parkway
                                      Orlando, FL 32810

                                      841 Drive Buick Avenue
                                      Orlando, FL 32808

                                      1800 Avenue P
                                      Riviera Beach, FL 33404

                                      3107 East Grace Street
                                      Tampa, FL 33605

                                      2203 Walter Brown Drive
                                      Albany, GA 31705

                                      1234 West Ridge Road
                                      Gainesville, GA 30501

                                      440 West Park 20 - W
                                      Augusta [Grovetown], GA 30813

                                      4281 Old Dixie Highway
                                      Hapeville, GA 30354

                                      2461 Industrial Park Drive
                                      Macon, GA 31206

                                      260 Pine Barren Road
                                      Pooler, GA 31322

                                      4770 Trident Ct., #3
                                      Baltimore, MD 21227

                                      4337A Barringer Dr.
                                      Charlotte, NC 28217-1513


                                 Schedule 8.14-2

                                      350 Atkinson St.
                                      Clayton, NC 27520-2106

                                      107 Tom Starling Road, Suite 200
                                      Fayetteville, NC 28306

                                      130 Cloverleaf Drive
                                      Winston Salem, NC 27103-6714

                                      1200 Edward Circle
                                      Florence, SC 29501-2839

                                      4000 Pelham Court
                                      Greer, SC 29650


       Northern States Tire, Inc.:    372 Dartmouth College Highway

                                      LEBANON, NH 03766
                                      (wholesale and retail)

                                      47 Rockland Street
                                      Auburn, MA 01501
                                      (wholesale)

                                      695 Middle Street
                                      Middletown, CT 06457
                                      (wholesale)

                                      300 Essex Road
                                      Williston, VT 05495
                                      (retail)

       TBC International Inc.:        None

       TBC Retail Enterprises, Inc.:  None

       Big O Development, Inc.:       None

       O Advertising, Inc.:           5025 Florence Street
                                      Denver, CO  80238



                                 Schedule 8.14-3

       Big O Tire of Idaho, Inc.:     3511 South T.K. Avenue

                                      BOISE, ID 83705

       Big O Retail Enterprises, Inc.:   1 retail location in Lebanon, IN
                                         1 retail location in New Castle, IN
                                         1 retail location in Rushville, IN
                                         1 retail location in Georgetown, KY
                                         1 retail location in Nicholasville, KY
                                         1 retail location in Crawfordsville, IN
                                         1 retail location in Winchester, KY

       Tire Kingdom, Inc.:            2001 North Congress Avenue

                                      RIVIERA BEACH, FL 33404
                                      (executive offices and warehouse)

                                      1350 Tradepost Drive
                                      Orlando, FL 32824
                                      (warehouse)

                                      Laney & Duke Warehouse
                                      Warehouse #2
                                      1660 Jessie Street
                                      Jacksonville, FL 32206
                                      (public warehouse)

                                      156 retail locations in Florida
                                       10 retail locations in Louisiana
                                        4 retail locations in North Carolina
                                        2 retail locations in Georgia



(b)      Owned Real Estate

         Borrower and its Subsidiaries own the following real estate:



                                 Schedule 8.14-4

                                                                               Current
       Owned By                      Address              Sq. Footage       Net Book Value
       --------                      -------              -----------       --------------
TBC Corporation                4770 Hickory Hill Road       475,000           $5,044,000
                               Memphis, TN 38141

Northern States Tire, Inc.     372 Dartmouth College         40,000           $1,621,000
                               Highway
                               Lebanon, NH 03766

Northern States Tire, Inc.     300 Essex Road                 6,368           $  448,500
                               Williston, VT 05495

Big O Development, Inc.        640 Park East Blvd.
                               New Albany, IN 47150          84,000            1,765,600

Big O Development, Inc.        3511 South T.K. Avenue
                               Boise, ID 83705              101,564            3,233,500

Big O Development, Inc.        See Schedule 6.4(e)


(d)  Inventory in Possession of Third Parties:

     TBC Corporation:                    None

     Big O Tires, Inc.:                  Consigned inventory at approximately
                                         150 customers. Approximate book value
                                         at 11/30/00: $585,000.

     Carroll's, Inc.:                    None

     Northern States Tires, Inc.         Consignment inventory at approximately
                                         30 customers in NH, CT, VT and MA.
                                         Approximate book value at 11/30/00:
                                         $270,000.


                                 Schedule 8.14-5

     TBC International Inc.:             None

     TBC Retail Enterprises, Inc.        None

     Big O Development, Inc.:            None

     O Advertising, Inc.:                None

     Big O Tire of Idaho, Inc.:          Consignment inventory at two customers.
                                         Approximate book value at 11/30/00:
                                         $46,000.

     Big O Retail Enterprises, Inc.:     None

     Tire Kingdom, Inc.:                 See public warehouse location in (a)
                                         above. (Approximately $3.5-$4.0 million
                                         of inventory is stored at this
                                         warehouse.)


(e)  Federally Registered Trademarks, Tradenames, and Service Marks.

     See Attachment 1.
(f)  Equipment and Fixtures Located In States Not Set Forth In (a) - (d) above.

     TBC Corporation owns an indeterminate number of tire molds (number of molds could exceed 1,000) that are in the possession of the manufacturers who produce tires for TBC. The molds are located at the manufacturers' plants both in the United States and in foreign countries. Molds may be moved from plant to plant by the manufacturer without notice to TBC. TBC does not maintain detailed records regarding the cost, net book value, or location of individual molds as of any particular date. Aggregate net book value of these molds at 11/30/00 was approximately $5,605,000.



                                 Schedule 8.14-6

                                                                    ATTACHMENT 1

                            BIG O TRADEMARKS - CANADA

                                                                  Revised 1/5/01

---------------------------------------------------------------------------------------------------------------------
         TRADEMARK NAME                                                                                     FIRST USE
       REG. # / SERIAL #                       PRODUCT                          REGISTRATION DATE             DATE
---------------------------------------------------------------------------------------------------------------------
BIG FOOT                        Vehicle tires                             3/13/92                           Unavail
395398                                                                    Expires 3/13/2007
---------------------------------------------------------------------------------------------------------------------
BIG O TIRES                     Operation of a tire shop                  10/27/89                          Unavail
361490                                                                    Expires 10/27/2004
---------------------------------------------------------------------------------------------------------------------
BIG O TIRES & Design            Tires                                     Renewed 6/12/91                   Unavail
259938                                                                    Expires 6/12/2011
---------------------------------------------------------------------------------------------------------------------
BIG O TIRES & Design            Tires; retail tire store services         11/12/93                          Unavail
419439                                                                    Expires 11/12/2008
---------------------------------------------------------------------------------------------------------------------
COST-U-LESS & Design            Tire installation, alignment,             Renewed 10/28/97                  In use
761237                          balancing, rotation and repair            Expires 10/28/2012                7/97
                                services; maintenance and repair of
                                automobile parts and automotive
                                inspection of automobile parts
---------------------------------------------------------------------------------------------------------------------
LEGACY                          Vehicle tires                             3/13/92                           Unavail
395397                                                                    Expires 3/13/2007
---------------------------------------------------------------------------------------------------------------------




                                 Schedule 8.14-7

                            BIG O TRADEMARKS - MEXICO

                                                                  Revised 1/5/01

-------------------------------------------------------------------------------------------------
     TRADEMARK NAME
    REG. # / SERIAL #                       PRODUCT                         REGISTRATION DATE
-------------------------------------------------------------------------------------------------
BIG FOOT                        Vehicle; apparatus for locomotion by     5/4/94
459330                          land, air or water, particularly         Expires 5/4/2004
New Appl. #332727               vehicle tires

-------------------------------------------------------------------------------------------------
BIG O                           Vehicle; apparatus for locomotion by     11/25/94
480655                          land, air or water, particularly         Expires 4/29/2004
New Appl. #332726               vehicle tires

-------------------------------------------------------------------------------------------------
BIG O TIRES                     Retail tire and vehicle accessory        5/4/94
459325                          store services                           Expires 1/14/2004
New Appl. #332728
-------------------------------------------------------------------------------------------------
COST-U-LESS & Design            Tire installation, alignment,            10/11/94
476693                          balancing, rotation and repair           Expires 10/11/2004
                                services; maintenance and repair of
                                automobile parts and automotive
                                inspection of automobile parts
-------------------------------------------------------------------------------------------------
COST-U-LESS & Design            Retail tire and automobile accessory     10/5/94
476099                          store services                           Expires 1/14/2004
-------------------------------------------------------------------------------------------------
HYDRO-TRAC                      Vehicle; apparatus for locomotion by     5/4/94
459327                          land, air or water, particularly         Expires 5/4/2004
                                vehicle tires
-------------------------------------------------------------------------------------------------
LEGACY                          Vehicle; apparatus for locomotion by     5/4/94
459328                          land, air or water, particularly         Expires 5/4/2004
                                vehicle tires
-------------------------------------------------------------------------------------------------
LIGHTENING                      Vehicle; apparatus for locomotion by     12/6/94
481629                          land, air or water, particularly         Expires
                                vehicle tires
-------------------------------------------------------------------------------------------------
PROCOMP                         Vehicle; apparatus for locomotion by     5/4/94
459329                          land, air or water, particularly         Expires
                                vehicle tires
-------------------------------------------------------------------------------------------------



                                 Schedule 8.14-8

                             BIG O TRADEMARKS - USA

                                                                  Revised 1/5/01

------------------------------------------------------------------------------------------------------------------------
          TRADEMARK NAME                                                                                     FIRST USE
        REG. # / SERIAL #                         PRODUCT                         REGISTRATION DATE            DATE
------------------------------------------------------------------------------------------------------------------------
A REPUTATION YOU CAN RIDE ON      Vehicle tires; tire installation,        7/19/94                          4/90
1,845,544                         alignment, balancing, rotation and       Expires 7/19/2004
                                  repair services; Inspection,             Combined  Declaration Under Sec.
                                  maintenance and repair of automobile     8 & 15 filed 3/21/00.
                                  parts; namely brakes, shock absorbers,
                                  front end suspension parts, bearings,
                                  struts and batteries; retail tire and
                                  automobile accessory store services;
                                  automotive inspection of automobile
                                  parts; namely brakes, shock absorbers,
                                  front end suspension parts, bearings,
                                  struts, and batteries
------------------------------------------------------------------------------------------------------------------------
ARAPAHOE                          Vehicle tires                            9/7/93--Expires 9/7/2003         3/31/93
1792161                                                                    Will allow to expire 9/15/99
------------------------------------------------------------------------------------------------------------------------
ASPEN                             Vehicle tires                            10/11/88                         9/7/73
1508041                                                                    Expires 10/11/2008
------------------------------------------------------------------------------------------------------------------------
BIG FOOT                          Vehicle tires                            7/11/95                          1/94
190495                                                                     Expires 7/11/2005
------------------------------------------------------------------------------------------------------------------------
BIG FOOT 60                       Vehicle tires                            9/12/78-Renewed 9/12/98          3/23/74
1102058                                                                    Expires 9/12/2008
------------------------------------------------------------------------------------------------------------------------
BIG FOOT 70                       Vehicle tires                            9/12/78-Renewed 9/12/98          3/23/74
1102059                                                                    Expires 9/12/2008
------------------------------------------------------------------------------------------------------------------------
DESIGN OF BIG FOOT                Vehicle tires in Class 12; retail        2/1/2000
2,314,775                         stores featuring automotive tires,       Expires 2/1/2010
                                  parts and related accessories, in Class
                                  35; and vehicle maintenance & repair
                                  services, in Class 37
------------------------------------------------------------------------------------------------------------------------
BIG HAUL                          Vehicle tires                            Renewed 8/26/95                  4/19/74
101880                                                                     Expires 8/26/2005
------------------------------------------------------------------------------------------------------------------------
BIG O                             Retail tire and accessory store          Renewed 10/1/94                  1963
994466                            services and rendering technical         Expires 10/1/2004
                                  assistance in connection with the
                                  establishment and/or operation of
                                  retail tire and accessory stores
------------------------------------------------------------------------------------------------------------------------
BIG O                             Vehicle tires                            Renewed 9/24/94                  9/7/73
993415                                                                     Expires 9/24/2004
------------------------------------------------------------------------------------------------------------------------
BIG O TIRES & Design              Tires; retail tire store services        8/28/90                          6/1/89
1,611,160                                                                  Expires 8/28/2010
------------------------------------------------------------------------------------------------------------------------
BIG O TIRES & Design              Tires, franchanising services            10/10/89                         10/10/89
1,559,725                                                                  Expires 10/10/2009
------------------------------------------------------------------------------------------------------------------------


                                 Schedule 8.14-9

----------------------------------------------------------------------------------------------------------------------
          TRADEMARK NAME                                                                                   FIRST USE
        REG. # / SERIAL #                       PRODUCT                      REGISTRATION DATE                DATE
----------------------------------------------------------------------------------------------------------------------
BIG O                             Retail tire store services               Renewed 11/1/92                1975
440967 (Texas)                                                             Expires 11/1//2002
----------------------------------------------------------------------------------------------------------------------
BIG O                             Tires                                    Renewed 9/2/92                 1975
40704 (Texas)                                                              Expires 9/2/2002
----------------------------------------------------------------------------------------------------------------------
BIG  SUR                          Vehicle tires                            12/7/82                        10/26/78
1219035                                                                    Expires 12/7/2002
----------------------------------------------------------------------------------------------------------------------
COST-U-LESS & Design              Vehicle tires; tire installation,        1/30/96                        7/1/94
1952457                           alignment, balancing, rotation and       Expires 1/30/2006
                                  repair services; maintenance and repair
                                  of automobile parts; namely brakes,
                                  shock absorbers, front end suspension
                                  parts, bearings, struts and batteries;
                                  retail tire and automobile accessory
                                  store services; automotive inspection
                                  of automobile parts; namely brakes,
                                  shock absorbers, front end suspension
                                  parts, bearings, struts, and batteries

----------------------------------------------------------------------------------------------------------------------
EXTRA CARE & Design               Maintenance and repair of automobile     11/18/96                       12/15/85
1417730                           parts, namely tires, brakes, shock       Expires 11/18/2006
                                  absorbers, and front end suspension
                                  parts
----------------------------------------------------------------------------------------------------------------------
EXTRA CARE & DESIGN               Construction and repair                  4/22/86                        12/15/85
T30670 (Colorado)                                                          Expires ?
----------------------------------------------------------------------------------------------------------------------
HYDRO-TRAC                        Vehicle tires                            5/6/97                         1/1/92
2,059,554                                                                  Expires 5/6/2007
----------------------------------------------------------------------------------------------------------------------
LEGACY (Stylized)                 Vehicle tires                            5/20/86                        9/1/85
1393967                                                                    Expires 5/20/2006
----------------------------------------------------------------------------------------------------------------------
LEGACY                            Belting hosing, machinery packing and    10/28/85                       9/1/85
T29645 (Colorado)                 nonmetallic tires                        Expires 10/28/95 (?)
----------------------------------------------------------------------------------------------------------------------
PATHMAX - 2,281,419               Tires                                    9/28/99
Ser. #75/529,550                                                           Expires 9/28/09
----------------------------------------------------------------------------------------------------------------------
PROCOMP & Design                  Vehicle parts; namely custom wheels and  7/5/94                         1/15/90
1842854                           wheel accessories; namely center caps    Expires 7/5/2004
----------------------------------------------------------------------------------------------------------------------
SUN VALLEY                        Tires                                    Renewed 6/17/89                11/15/67
871318                                                                     Expires 6/17/2009
----------------------------------------------------------------------------------------------------------------------
SUN VALLEY III                    Vehicle tires                            3/27/90--Expires 3/27/2010     11/15/67
1588734
----------------------------------------------------------------------------------------------------------------------


                                 Schedule 8.14-10

                              TBC PARTS TRADEMARKS

                                                                  Revised 1/5/01

------------------------------------------------------------------------------------------------------------------

       TRADEMARK NAME                                       PRODUCT                        REGISTRATION DATE

------------------------------------------------------------------------------------------------------------------
ASTRO LITE & Mark                            Batteries                                     3/23/93
Reg. #1,759,627                                                                            Expires 3/23/2003
------------------------------------------------------------------------------------------------------------------
BATTERY EXPRESS                              Installation of batteries                     3/7/89
                                                                                           Expires 3/7/09
------------------------------------------------------------------------------------------------------------------
CORDOVAN                                     Batteries                                     Renewed 5/1/82
                                                                                           Expires 5/1/2002
------------------------------------------------------------------------------------------------------------------
CORDY                                        Retail tire store services & tire distrib.    9/10/96
1952/T-10321A                                services--changed 7/31/95                     Expires 9/10/2006
------------------------------------------------------------------------------------------------------------------
THE CRUISER                                  Batteries                                     3/22/83
                                                                                           Expires 3/22/2003
------------------------------------------------------------------------------------------------------------------
FRONTLINE                                    Mufflers, brake parts                         1/18/83
                                                                                           Expires1/8/2003
------------------------------------------------------------------------------------------------------------------
FRONTLINE                                    Batteries, booster cables,                    1/12/83
                                             battery chargers                              Expires 1/12/2003
------------------------------------------------------------------------------------------------------------------
FRONTLINE                                    Wheel weights, tire valves                    11/5/85
                                                                                           Expires 11/5/2005
------------------------------------------------------------------------------------------------------------------
GRAND PRIX                                   Car wash services                             8/27/91
1,655,035                                                                                  Expires 8/27/2001
1952/T-17737
------------------------------------------------------------------------------------------------------------------
GRAND PRIX--1,183,571                        Batteries                                     12/29/81
Limited, nonexclusive license                                                              Expires 12/29/2001
agreement TO AMI expires 3/12/99
------------------------------------------------------------------------------------------------------------------
GRAND PRIX                                   Battery chargers & cables                     11/22/83
1952T/-10272                                                                               Expires 11/22/2003
------------------------------------------------------------------------------------------------------------------
GRAND PRIX--1,075,901                        Wheels                                        10/25/77
Limited, nonexclusive license                                                              Renewed 10/25/97
agreement TO AMI expires 3/12/99                                                           Expires 10/25/2007
------------------------------------------------------------------------------------------------------------------
GRAND PRIX--1,224,147                        Brake parts                                   1/18/83
Limited, nonexclusive license                                                              Amended 10/4/83
agreement TO AMI expires 3/12/99                                                           Expires 1/18/2003
------------------------------------------------------------------------------------------------------------------

                                 Schedule 8.14-11

------------------------------------------------------------------------------------------------------------------

       TRADEMARK NAME                                       PRODUCT                        REGISTRATION DATE

------------------------------------------------------------------------------------------------------------------
HEAT PROTECTOR                               Batteries                                     1/10/95
                                                                                           Expires 1/10/05
------------------------------------------------------------------------------------------------------------------
LIVE ONE--1,079,273                          Batteries                                     12/13/77 --
Limited, nonexclusive license                                                              Revewed 9/17/98
agreement TO AMI expires 3/12/99                                                           Expires 12/13/2007
------------------------------------------------------------------------------------------------------------------
LOAD LIFTER--1,397,569                       Suspension coil springs                       6/17/86
Assigned mark to AMI 3/13/97                                                               Expires 6/17/2006
------------------------------------------------------------------------------------------------------------------
MULTI-LIFE                                   Batteries                                     6/18/85
                                                                                           Expires 6/18/2005
------------------------------------------------------------------------------------------------------------------
MULTI-MILE                                   Air & oil filters                             11/29/83
                                                                                           Expires 11/29/2003
------------------------------------------------------------------------------------------------------------------



                                 Schedule 8.14-12

-------------------------------------------------------------------------------------------------------
THE PARTS ADVANTAGE             Mail & telephone order catalog services         12/12/95
1,940,480                       featuring land & marine vehicle parts, land     Expires 12/12/2005
Assigned mark to AMI 3/13/97    & marine vehicle accessories, and tire
                                servicing equipment.
-------------------------------------------------------------------------------------------------------
POSI-START                      Batteries                                       8/1/89
                                                                                Expires 8/1/2009
-------------------------------------------------------------------------------------------------------
POWER KING (License AGREEMENT   Batteries                                       4/3/84 - Expires
WITH BAI-12/13/96)                                                              4/3/2004
                                                                                Recorded with
                                                                                U.S. Customs
                                                                                8/20/93 - expires
                                                                                4/3/2004
-------------------------------------------------------------------------------------------------------
SAFEGUARD                       Batteries                                       7/23/91
                                                                                Expires 7/23/2001
-------------------------------------------------------------------------------------------------------
SHUR SHOT                       Batteries                                       8/28/84
                                                                                Expires 8/28/2004
-------------------------------------------------------------------------------------------------------
TBC                             Motor oil, hydraulic jacks, sparkplug wire      7/2/85
                                sets, batteries, battery cables, battery        Expires 7/2/2005
                                chargers, ignition tune-up kits, oil filters,
                                air filters, wheels, mufflers, shock
                                absorbers, V-belts
-------------------------------------------------------------------------------------------------------
TBC                             Preparing advertising & telemarketing for       11/25/97
Ser. #74/685,983                others; prod. merchandising; conducting         Expires 11/25/2017
                                marketing studies; providing technical asst.
                                & advice in mrkt'g. products; computerized
                                on line ordering services in the field of
                                vehicle parts, batteries & power supplies,
                                Class 35; and Computer services, namely,
                                providing data bases in the fields of
                                vehicle parts, batteries, & power supplies;
                                whls. dist. & mail order services featuring
                                motor vehicle parts, batteries, & power
                                supplies in Class 42.
-------------------------------------------------------------------------------------------------------
ULTRA CELL                      Batteries                                       6/11/85
                                                                                Expires 6/11/2005
-------------------------------------------------------------------------------------------------------
ULTRA LIFE--1,371,051           Batteries                                       11/19/85
Limited, nonexclusive license                                                   Expires 11/19/2005
agreement TO AMI expires 3/12/99
-------------------------------------------------------------------------------------------------------
ULTRA LIFE--1,671,679           Constant velocity joints, crankcase             1/14/92 - Expires
Limited, nonexclusive           breathers, shock absorbers, accessory drive     1/14/2002
license agreement TO AMI        belts, oil, air & gasoline filters
expires 3/12/99
-------------------------------------------------------------------------------------------------------
ULTREX                          Batteries, wheels, metal wheel locks, brake     5/31/88 - Expires
Ser. #74/531,605                pads, shoe drums & rotors, oil, gas & air       5/31/2008
                                filters, batteries

-------------------------------------------------------------------------------------------------------
WINNING PERFORMANCE             Batteries, oil filters, brake parts             2/11/92 - Expires
1952/T-11952--1,674,853                                                         2/11/2002
Limited, nonexclusive
license agreement TO AMI
expires 3/12/99
-------------------------------------------------------------------------------------------------------


                                 Schedule 8.14-13

                              TBC TRADEMARKS - USA
                       ACTIVE TIRE MARKS-- REVISED 1/5/01

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   IN USE YES/NO
           Trademark Name                        PRODUCT                          REGISTRATION DATE
-----------------------------------------------------------------------------------------------------------------------------------
AQUA FLOW - 1,815,411               Tires                                    1/4/94-Expires 1/4/2004
                                                                             Combined Declaration accepted
                                                                             1/31/00.
-----------------------------------------------------------------------------------------------------------------------------------
AQUA FLOW - Japan                   Tires                                    7/31/96
877543                                                                       Expires 7/31/06
-----------------------------------------------------------------------------------------------------------------------------------
CENTRON                             Tires                                    9/3/85                            Yes
1357941                                                                      Expires 9/3/2005
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN (USA)                      Tires                                    Decl. accepted 3/15/93            Yes
755493                                                                       Reg. expires 12/2/2006
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN (France)                   Tires                                    4/5/9--Expires 4/25/2001          No
1657817                                                                      MG preparing renewal 8/28/00
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN (Germany)                  Tires                                    7/14/92--Expires 4/30/2001        No
2017105                                                                      Will renew 12/8/00
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN (UK)                       Tires - Class 9                          Renewed 5/21/98                   No
1464865                                                                      Expires 5/21/2008
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN (UK)                       Tires - Class 12                         Renewed 4/24/98                   No
1462329                                                                      Expires 4/24/2008
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN (European                  Tires                                    12/30/97
Community) #719351                                                           Expires 12/30/2007
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN BONNEVILLE                 Tires                                    2/9/85                            No
JET784838                                                                    Expires 2/9/2005
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN RADIAL G/T                 Tires                                    Renewed 9/19/98                   No
#1,102,631 - 1952/T-10265                                                    Expires 9/10/2008
-----------------------------------------------------------------------------------------------------------------------------------
CORDOVAN "600"                      Tires                                    Renewed 8/6/88                    No
854177                                                                       Expires 8/6/2008
-----------------------------------------------------------------------------------------------------------------------------------
CORDY                               Retail tire store services & tire        9/10/96                           No
1999007                             distrib. services--changed 7/31/95       Expires 9/10/2006
-----------------------------------------------------------------------------------------------------------------------------------
CRITERION                           Tires                                    9/15/81                           Yes
1169191                                                                      Expires 9/15/2001
-----------------------------------------------------------------------------------------------------------------------------------
EPIC                                Tires                                    4/8/86                            Yes
1388996                                                                      Expires 4/8/2006
-----------------------------------------------------------------------------------------------------------------------------------
ESPRIT - UK                         Tires                                    Renewed 1/6/88                    No
1146522                                                                      Expires 1/6/2002
-----------------------------------------------------------------------------------------------------------------------------------
ESPRIT - FRANCE                     Tires                                    Renewed 1/9/91                    No
1636050                                                                      Expires 1/8/2001
-----------------------------------------------------------------------------------------------------------------------------------
ESPRIT - GERMANY                    Tires                                    Renewed 1/11/91 Expires           No
1021322                                                                      1/11/2001--HAS NOT BEEN
                                                                             USED, COULD BE CANCELLED 6/92
-----------------------------------------------------------------------------------------------------------------------------------

                                 Schedule 8.14-14

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   IN USE YES/NO
           Trademark Name                        PRODUCT                          REGISTRATION DATE
-----------------------------------------------------------------------------------------------------------------------------------
GRAN ESPRIT                         Tires                                    Registered 4/14/98                Yes 8/96
2151303                                                                      Expires 4/14/2008
-----------------------------------------------------------------------------------------------------------------------------------
GRAN ESPRIT - #385617               Tires                                    Registered 9/19/96
                                                                             Expires 9/19/2006
-----------------------------------------------------------------------------------------------------------------------------------
GRAND PRIX 690,249                  Tires                                    Renewed 12/22/99                  Yes
                                                                             Expires 12/22/09
                                                                             Sent M.G. Application for
                                                                             Renewal & labels 8/6/99
-----------------------------------------------------------------------------------------------------------------------------------
GRAND PRIX RADIAL G/T               Tires                                    8/11/81                           Yes
1164594                                                                      Expires 8/11/2001
-----------------------------------------------------------------------------------------------------------------------------------
GRAND PRIX                          Car wash services                        8/27/91                           Yes
1,655,035                                                                    Expires 8/27/2001

-----------------------------------------------------------------------------------------------------------------------------------
GRAND SPIRIT                        Tires                                    2/27/96
Reg. #1,958,273                                                              Expires 2/27/06
-----------------------------------------------------------------------------------------------------------------------------------
GRAND SPORT                         Tires                                    12/23/86 - Expires 2006           Yes
1421825                                                                      Declaration filed 1/93
-----------------------------------------------------------------------------------------------------------------------------------
HARVEST KING                        Tires                                    5/8/90--Expires 5/8/2000          Yes
1595216                                                                      DEADLINE FOR DECLARATION OF
                                                                             USE 5/8/00 (6-MONTH GRACE
                                                                             PERIOD-11/8/00)
-----------------------------------------------------------------------------------------------------------------------------------
MATRIX                              Tires                                    3/1/88 Expires 3/1/2008           Yes
1478574                                                                      Declar. accepted  10/27/93
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE (USA)                    Tires (stylized letters)                 Renewed 6/24/93                   Yes
650,428                                                                      Expires 6/24/2002
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE (USA)                    Tires (block letters)                    8/3/99
reg #2,266,907                                                               Expires 8/3/2009
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE (France)                 Tires                                    4/24/91--Expires 4/24/2001
1657653                                                                      MG preparing renewal 8/28/00
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE (UK)                     Tires - Class 9                          Renewed 5/21/98                   No
1464866                                                                      Expires 5/21/2008
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE (UK)                     Tires - Class 12                         Renewed 4/23/98                   No
1462051                                                                      Expires 4/23/2008
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE (European                Tires                                    12/30/97
Community) #719260                                                           Expires 12/30/2007
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE RADIAL G/T               Tires                                    9/18/79
1,125,174                                                                    Expires 9/18/09
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE WIDE "600"               Tires                                    Renewed 8/6/88                    No
854178                                                                       Expires 8/6/2008
-----------------------------------------------------------------------------------------------------------------------------------
MULTI-TRAC                          Tires                                    Certificate of Renewal issued     No
981104                                                                       Expires 3/26/04
-----------------------------------------------------------------------------------------------------------------------------------
POWER KING 1,138,319                Tires                                    7/28/80 - Expires 7/28/2000       Yes
                                                                             Declaration/Renewal Application
                                                                             filed 7/25/00
-----------------------------------------------------------------------------------------------------------------------------------


                                 Schedule 8.14-15

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   IN USE YES/NO
           Trademark Name                        PRODUCT                          REGISTRATION DATE
-----------------------------------------------------------------------------------------------------------------------------------
PRESTIGE                            Tires                                    7/25/95
607037                                                                       Expires 7/25/2005
-----------------------------------------------------------------------------------------------------------------------------------
RADIAL GT (CA/MM)                   Tires                                    9/18/79--Expires 9/18/99             No
1,125,174                                                                    Send fact sheet & specimens
                                                                             to renew--BEFORE 9/18/99
-----------------------------------------------------------------------------------------------------------------------------------
SCEPTOR                             Tires                                    12/23/86 - Expires 2006              Yes
1421827                                                                      Declaration filed 1/93
-----------------------------------------------------------------------------------------------------------------------------------
SIGMA (USA)                         Tires                                    7/22/80--Expires 11/19/04            Yes
998,427                                                                      Cert. of Renewal received 5/19/95
-----------------------------------------------------------------------------------------------------------------------------------
SIGMA(USA)                          Tires (block letters)                    7/20//99
2,262,889                                                                    Expires 7/20/2009
-----------------------------------------------------------------------------------------------------------------------------------
SIGMA (Germany)                     Tires                                    6/10/91                              No
2017108                                                                      Expires 6/10/2001
-----------------------------------------------------------------------------------------------------------------------------------
SIGMA (U.K.)                        Tires                                    Renewed 6/6/98                       No
1466536                                                                      Expires 6/6/2000
-----------------------------------------------------------------------------------------------------------------------------------
SOVRAN                              Tires                                    4/21/81--Expires 4/21/2001           Yes
Reg. #1,600,677                                                              Declaration of use filed 5/19/00
-----------------------------------------------------------------------------------------------------------------------------------
STAMPEDE                            Tires                                    5/28/85                              Yes
1337798                                                                      Expires 5/28/2005
-----------------------------------------------------------------------------------------------------------------------------------
SUSSEX                              Tires                                    12/23/86 - Expires 2006              No
1421826                                                                      Declaration filed 1/93
-----------------------------------------------------------------------------------------------------------------------------------
TALON                               Tires                                    4/8/86                               No
1113549                                                                      Decl. filed 7/92
                                                                             Expires 4/8/2006
-----------------------------------------------------------------------------------------------------------------------------------
TBC #1,113,549                      Tires                                    2/20/79--Renewed 2/20/99 Expires
                                                                             2/20/2009
-----------------------------------------------------------------------------------------------------------------------------------
TBC                                 Preparing advertising & telemarketing    11/25/97
2114992                             for others; prod. merchandising;         Expires 11/25/2017
                                    conducting marketing studies;providing
                                    technical asst. & advice in mrkt'g.
                                    products; computerized on line ordering
                                    services in the field of vehicle
                                    parts, batteries & power supplies,
                                    Class 35; and Computer services,
                                    namely, providing data bases in the
                                    fields of vehicle parts, batteries, &
                                    power supplies; whls. dist. & mail
                                    order services featuring motor vehicle
                                    parts, batteries, & power supplies in
                                    Class 42.
-----------------------------------------------------------------------------------------------------------------------------------
TBC ONLINE - 2,312,424              Computer software for use in             1/25/2000                         No
                                    connection with the distribution &       Expires 1/25/2010
                                    sale of vehicle parts & equipment.
-----------------------------------------------------------------------------------------------------------------------------------
TODAY                               Credit card services                     1/21/97                           Yes
Reg. #2,032,519                                                              Expires 1/21/2007
-----------------------------------------------------------------------------------------------------------------------------------
ULTREX - Reg. #1,938,838            Tires                                    4/16/96                           Yes
                                                                             Expires 4/16/06
-----------------------------------------------------------------------------------------------------------------------------------
WILD COUNTRY                        Tires                                    3/2/93--Declaration filed         Yes
1,755,187                                                                    10/26/98
                                                                             Expires 3/2/2003
-----------------------------------------------------------------------------------------------------------------------------------
WILD SPIRIT RADIAL GTX              Tires                                    2/15/94-Expires 2/15/2004         Yes
1,822,004                                                                    Rec'd. Combined Declaration
                                                                             receipt 6/27/00
-----------------------------------------------------------------------------------------------------------------------------------
WILDTRAC                            Tires                                    Renewed 7/17/99                   Yes
1122304                                                                      Expires 7/7/2009
-----------------------------------------------------------------------------------------------------------------------------------
WINNING PERFORMANCE                 Tires, air filters                       11/3/92-Expires 11/3/2002         No
1,730,304                                                                    Will let expire. 9/25/98
-----------------------------------------------------------------------------------------------------------------------------------

                                 Schedule 8.14-16

                             TBC TRADEMARKS - CANADA

                                                                  Revised 1/5/01

------------------------------------------------------------------------------------------------------------------------------
                                                                                                                IN USE
      TRADEMARK NAME                          PRODUCT                        REGISTRATION DATE                  YES/NO
------------------------------------------------------------------------------------------------------------------------------
AQUA FLOW                        Tires                                   7/15/94--Expires 7/15/09        Yes
430478

------------------------------------------------------------------------------------------------------------------------------
CORDOVAN                         Tires                                   4/5/91                          No
382741                                                                   Expires 4/5/2006
------------------------------------------------------------------------------------------------------------------------------
GRAND AM--Reg. #459,411          Tires                                   6/14/96
                                                                         Expires 6/14/2011
------------------------------------------------------------------------------------------------------------------------------
GRAND PRIX                       Wheels, filters, shock absorbers,       3/16/99                         No
739974                           mufflers, brake parts, drive shafts,    Expires 3/16/2014
                                 boots & CV joints
------------------------------------------------------------------------------------------------------------------------------
GRAND SPORT                      Tires                                   3/6/92
395089                                                                   Expires 3/6/07
------------------------------------------------------------------------------------------------------------------------------
HARVEST KING                     Tires                                   1/19/96
TMA452894                                                                Expires 1/19/2011
------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE                       Automotive Vehicle Batteries            4/12/91
383056                                                                   Expires 4/12/06
------------------------------------------------------------------------------------------------------------------------------
PRESTIGE                         Tires                                   Assignment from
116,209                                                                  Kelly-Springfield to TBC
                                                                         recorded 2/14/97
                                                                         Expires 12/11/2004
------------------------------------------------------------------------------------------------------------------------------
POWER KING                       Tires                                   4/5/91
382759                                                                   Expires 4/15/06
------------------------------------------------------------------------------------------------------------------------------
SIGMA                            Tires                                   4/5/91                          No
382758                                                                   Expires 4/5/06
------------------------------------------------------------------------------------------------------------------------------
STAMPEDE                         Tires                                   11/3/95
TMA449689                                                                Expires 11/3/2010
------------------------------------------------------------------------------------------------------------------------------
TALON                            Tires                                   11/3/95
TMA449690                                                                Expires 11/3/2010
------------------------------------------------------------------------------------------------------------------------------
TBC ONLINE                       Computer software for use with the      6/29/00
TMA529893                        distribution & sale of vehicle parts    Expires 6/29/15
                                 & equipment

------------------------------------------------------------------------------------------------------------------------------
WILD COUNTRY                     Tires                                   1/19/96
TMA772071                                                                Expires 1/19/2011
------------------------------------------------------------------------------------------------------------------------------
WILD TRAC                        Tires (Cordovan)                        5/9/97                          No
TMA475995                                                                Expires 5/9/2012
------------------------------------------------------------------------------------------------------------------------------



                                 Schedule 8.14-17

                             TBC TRADEMARKS - MEXICO

                                                                  Revised 1/5/01


--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 IN USE
          TRADEMARK NAME                       PRODUCT                          REGISTRATION DATE                YES/NO
--------------------------------------------------------------------------------------------------------------------------------
AQUA FLOW                         Tires                                   3/24/94 - Expires 3/24/2003
#438707                                                                   Statement of Use
                                                                          acknowledged 3/31/00
--------------------------------------------------------------------------------------------------------------------------------
AQUA TRAC                         Tires                                   4/7/93 - Expires 4/7/03          No
#465946                                                                   Didn't file Decl. of Use 7/97
--------------------------------------------------------------------------------------------------------------------------------
CENTRED - Reg. #664642            Tires                                   4/23/99
                                                                          Expires 4/23/09
--------------------------------------------------------------------------------------------------------------------------------
CORDOVAN                          Tires (Class 12)                        Renewed 12/19/97                 No
571618                                                                    Expires12/19/2007
--------------------------------------------------------------------------------------------------------------------------------
EPIC                              Tires                                   3/28/95--Expires 1/4/2005
486515                                                                    Trademark Office
                                                                          acknowledged receipt of
                                                                          Declaration of Use 4/30/98
--------------------------------------------------------------------------------------------------------------------------------
FRONTLINE                         Wheel weights (deleted filters)         10/21/1994--Expires 10/21/2004.  No
#546167                                                                   Will let expire 9/2/98
--------------------------------------------------------------------------------------------------------------------------------
GRAND AM                          Tires                                   10/13/94-expires 10/13/2004
480234                                                                    Declaration of Use faxed to MG
                                                                          9/8/00
--------------------------------------------------------------------------------------------------------------------------------
GRAND SPORT                       Tires                                   1/4/95                           No
#546167                                                                   Expires 1/4/2005
--------------------------------------------------------------------------------------------------------------------------------
HARVEST KING                      Tires                                   10/13/94
#497846                                                                   Expires 10/13/2004
--------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE                        Tires                                   10/21/94--Expires 10/21/2004
#438706                                                                   Receipt of Declaration of Use
                                                                          acknowledged 10/28/99
--------------------------------------------------------------------------------------------------------------------------------
MULTI-MILE                        Batteries                               10/21/94 - Expires 10/21/2004
 #438706                                                                  Declaration of Use is being
                                                                          filed 3/18/98
--------------------------------------------------------------------------------------------------------------------------------
MULTI-TRAC                        Tires                                   10/13/94
#497555                                                                   Expires 10/13/2004
--------------------------------------------------------------------------------------------------------------------------------
SIGMA & Design #414854            Tires                                   7/30/91-Expires 7/30/2001        No
--------------------------------------------------------------------------------------------------------------------------------
SIGMA & Design                    Tires                                   5/29/95-Expires 5/29/2005        No
#499136                                                                   File Statement of Use before
                                                                          5/29/98
--------------------------------------------------------------------------------------------------------------------------------
STAMPEDE                          Tires                                   3/28/95--Expires 1/4/2005
486513                                                                    Trademark Office
                                                                          acknowledged receipt of
                                                                          Declaration of Use 4/30/98
--------------------------------------------------------------------------------------------------------------------------------
TALON                             Tires                                   3/28/95--Expires 1/4/2005
486512                                                                    Trademark Office
                                                                          acknowledged receipt of
                                                                          Declaration of Use 4/30/98
--------------------------------------------------------------------------------------------------------------------------------
TBC ONLINE                        Computer software for use with the      7/22/98
#596811                           distribution & sale of vehicle parts    Expires 7/22/2008
                                  & equipment.
--------------------------------------------------------------------------------------------------------------------------------

                                 Schedule 8.14-18

--------------------------------------------------------------------------------------------------------------------------------
TRAIL SCOUT                       Tires                                   7/30/99
624142                            Class 12                                Expires 7/30/09
--------------------------------------------------------------------------------------------------------------------------------
WILD COUNTRY                      Tires                                   3/28/95--Expires 1/4/2005
486514                                                                    Trademark Office acknow-
                                                                          ledged receipt of Declaration
                                                                          of Use 6/24/98
--------------------------------------------------------------------------------------------------------------------------------
WILD TRAC                         Tires                                   3/28/95
486510                                                                    Expires 1/4/2005
--------------------------------------------------------------------------------------------------------------------------------


                             TIRE KINGDOM TRADEMARKS

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 IN USE
          TRADEMARK NAME                       PRODUCT                          REGISTRATION DATE                YES/NO
--------------------------------------------------------------------------------------------------------------------------------
TIRE KINGDOM                                                                5/31/94
1838215 (U.S.)
--------------------------------------------------------------------------------------------------------------------------------
TK AND DESIGN                                                               9/1/99
75/791,760 (U.S.)
--------------------------------------------------------------------------------------------------------------------------------
TK AND DESIGN                                                               2/25/00
1048511 (Canada)
--------------------------------------------------------------------------------------------------------------------------------








                                 Schedule 8.14-19